SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

ESSENTIAL THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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November     , 2002

Dear Stockholders:

It is my pleasure to invite you to a special meeting of Stockholders of Essential Therapeutics, Inc. to be held on December     , 2002, at 9:30 a.m. at the Doubletree Guest Suites on 550 Winter Street in Waltham, Massachusetts 02451. The Notice of the special meeting and the Proxy Statement attached describe the business to be conducted at the meeting.

I hope you will be able to join us. If you are unable to attend this meeting, you can ensure your representation by completing the enclosed Proxy Card and returning it to us promptly.

Thank you for your interest and participation in the affairs of Essential Therapeutics.

Sincerely,

Mark Skaletsky
President and Chief Executive Officer

ESSENTIAL THERAPEUTICS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on December     , 2002

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that a special meeting of Stockholders of Essential Therapeutics, Inc., a Delaware corporation, will be held on December     , 2002, at 9:30 a.m., Eastern Standard Time, at the Doubletree Guest Suites located at 550 Winter Street, Waltham, Massachusetts 02451 for the following purposes:

1.
To approve (A) an amendment to Essential’s Restated Certificate of Incorporation to allow the conversion of all the Series B preferred stock into common stock at a conversion price of $0.75 per share (we generally refer to this conversion of the Series B preferred stock as the “Preferred Conversion”), (B) the Preferred Conversion, and (C) the resulting issuance of 80,000,000 shares of common stock upon the Preferred Conversion.

2.
To approve another amendment to Essential’s Restated Certificate of Incorporation to increase the number of shares of common stock that Essential is authorized to issue from 50,000,000 to 250,000,000, in order to, among other things, enable Essential to issue shares in the Preferred Conversion, and also to make the necessary corresponding amendment to increase Essential’s authorized capital stock to 255,000,000 reflecting the already authorized aggregate 5,000,000 shares of preferred stock and 250,000,000 to be authorized shares of common stock.

3.
To approve a final amendment to Essential’s Restated Certificate of Incorporation to effect any of the following reverse stock splits, if the Board of Directors determines that any such amendment would be in the best interests of Essential and its stockholders, a result of which will be a reduction in the number of outstanding shares of Essential’s common stock:

(a)  a one-for-two (1:2) reverse stock split,
(b)  a one-for-five (1:5) reverse stock split,
(c)  a one-for-ten (1:10) reverse stock split,
(d)  a one-for-twelve (1:12) reverse stock split, or
(e)  a one-for-fifteen (1:15) reverse stock split.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Approval of both of Proposals One and Two above is necessary in order for Essential to undertake what is referred to as the Preferred Conversion. Accordingly, unless stockholders of Essential approve both of these proposals, Essential will not undertake any of the actions described in each of the proposals and will be unable to effect the Preferred Conversion.

These items of business are all more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on November     , 2002 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy card.

By order of the Board of Directors,

Julio E. Vega
Secretary

Waltham, Massachusetts
November     , 2002

IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

ESSENTIAL THERAPEUTICS, INC.

APPENDIX A	Conversion Agreement
APPENDIX B	Form of Certificate of Amendment (effecting increase in authorized common stock and amending terms of Series B preferred stock)
APPENDIX C	Form of Certificate of Amendment (effecting reverse stock split)

FORWARD LOOKING STATEMENTS MAY PROVE INACCURATE

This proxy statement and the documents that are incorporated by reference contain forward-looking statements that are subject to risks and uncertainties. You should not place undue reliance on these statements, which only speak as of the date of this proxy statement. Forward-looking statements include the information concerning possible or assumed future results of operations of Essential, including any descriptions of anticipated outcomes related to the conversion of Essential’s Series B preferred stock. You should note that many factors could affect the actual financial results of Essential and outcomes, and could cause actual results and outcomes to differ materially from those in the forward-looking statements. These factors include the following:

•	the conversion of the Series B preferred stock not being completed;

•	the likelihood of delisting or maintaining the listing of Essential’s common stock on the Nasdaq National Market;

•	estimates of Essential’s projected expenditures being greater than anticipated;

•	costs or difficulties related to the conversion of the Series B preferred stock being greater than expected;

•	general economic or business conditions being less favorable than expected; and

•	legislative or regulatory changes adversely affecting the contemplated conversion of the Series B preferred stock and the chosen course of action.

i

ESSENTIAL THERAPEUTICS, INC.

PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS
ON DECEMBER     , 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Essential Therapeutics, Inc., a Delaware corporation, for use at the special meeting of Stockholders to be held on December     , 2002, at 9:30 a.m., Eastern Standard Time, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of special meeting of Stockholders. The special meeting will be held at the Doubletree Guest Suites located at 550 Winter Street, Waltham, Massachusetts 02451. The telephone number at that address is (781) 890-6767. These proxy solicitation materials were mailed on or about November     , 2002, to all stockholders entitled to vote at the meeting.

Record Date and Share Ownership

Stockholders of record at the close of business on November     , 2002 are entitled to notice of the meeting and to vote at the meeting. At the record date,              shares of Essential’s common stock were issued and outstanding and held of record by approximately              stockholders. In addition, at the record date,                  shares of Essential’s Series B convertible redeemable preferred stock, which we refer to as our Series B preferred stock, were issued and outstanding and held of record by 14 stockholders. Each holder of common stock as of the record date is entitled to one vote for each share of common stock then held by such stockholder on matters to be acted upon at the special meeting. Each holder of Series B preferred stock as of the record date is entitled to 294.12 votes for each share of Series B preferred stock then held by such holder on matters to be acted upon at the special meeting.

Solicitation of Proxies

Essential has retained                                        to assist in the solicitation of proxies by Essential for a fee not to exceed $     , plus reasonable expenses. In addition, Essential may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to these beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegraph, or personal solicitations by directors, officers, or employees of Essential. No additional compensation will be paid for any such services.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Essential, at the principal office of Essential, a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The address of the principal office and mailing address of Essential is 1365 Main Street, Waltham, Massachusetts 02451. From and after December 13, 2002, the principal office and mailing address of Essential is expected to change to 78 Fourth Avenue, Waltham, MA 02451. Essential will be making arrangements so that mail sent to either address after December 13, 2002 and prior to the special meeting will be promptly received.

Voting Procedure

Unless otherwise instructed, shares represented by executed proxies in the form accompanying this proxy statement will be voted:

•
FOR Proposal One to approve (A) an amendment to Essential’s Restated Certificate of Incorporation to allow the conversion of all the Series B preferred stock into common stock at a conversion price of $0.75 per share (we generally refer to this conversion of the Series B preferred stock pursuant to such election as the “Preferred Conversion”), (B) the Preferred Conversion, and (C) the resulting issuance of 80,000,000 shares of common stock upon the Preferred Conversion. In order to be approved, this Proposal One will require the affirmative vote of (i) at least seventy-five percent (75%) of the voting power of the outstanding shares of Series B preferred stock, voting separately as a single class, (ii) a majority of the voting power of the outstanding shares of common stock, voting separately as a single class, and (iii) a majority of the voting power of the outstanding shares of Series B preferred stock and common stock, voting together on a combined basis.

•
FOR Proposal Two to approve an amendment to Essential’s Restated Certificate of Incorporation to increase the number of shares of common stock that Essential is authorized to issue from 50,000,000 to 250,000,000, in order to, among other things, enable Essential to issue shares in the Preferred Conversion, and also to make the necessary corresponding amendment to increase Essential’s authorized capital stock to 255,000,000 reflecting the already authorized aggregate 5,000,000 shares of preferred stock and 250,000,000 to be authorized shares of common stock. In order to be approved, this Proposal Two will require the affirmative vote of a majority of the voting power of the outstanding shares of common stock, voting separately as a single class, and a majority of the voting power of the outstanding shares of Series B preferred stock and common stock, voting together on a combined basis.

•
FOR Proposal Three to approve an amendment to Essential’s Restated Certificate of Incorporation, to effect any of the following reverse stock splits, if the Board of Directors determines that such an amendment would be in the best interests of Essential and its stockholders, a result of which will be a reduction in the number of outstanding shares of Essential’s common stock:

(a)	a one-for-two (1:2) reverse stock split,

(b)	a one-for-five (1:5) reverse stock split,

(c)	a one-for-ten (1:10) reverse stock split,

(d)	a one-for-twelve (1:12) reverse stock split, or

(e)	a one-for-fifteen (1:15) reverse stock split.

In order to be approved, this Proposal Three will require the affirmative vote of a majority of the voting power of the outstanding shares of common stock, voting separately as a single class, and a majority of the voting power of the outstanding shares of Series B preferred stock and common stock, voting together on a combined basis.

Approval of each of Proposals One and Two above is necessary in order for Essential to undertake what is referred to in this proxy statement as the Preferred Conversion. Accordingly, unless stockholders of Essential approve both proposals, Essential will not undertake any of the actions described in each of the proposals and will be unable to effect the Preferred Conversion.

In the event that a broker, bank, custodian, nominee or other record holder of Essential’s stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, what is referred to as a “broker nonvote,” those shares are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. Abstentions will be counted as shares present and entitled to vote at the special meeting for purposes of determining the presence of a quorum. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. All votes will be tabulated by the inspector of election appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker nonvotes.

BACKGROUND TO PROPOSALS ONE AND TWO

Introduction

In Proposals One and Two, Essential is seeking stockholder approval (A) to amend its Restated Certificate of Incorporation and the Certificate of Designations of the Series B Convertible Redeemable Preferred Stock therein, to change the conversion provisions of the Series B preferred stock to allow what is referred to in this proxy statement as the Preferred Conversion, (B) of the Preferred Conversion, and (C) of the issuance of an aggregate of 80,000,000 shares of common stock to the holders of the outstanding shares of Essential’s Series B preferred stock upon the Preferred Conversion.

What is the “Preferred Conversion”?

Overview

On November 8, 2002, Essential entered into a separate Conversion Agreement with individual holders of outstanding shares of its Series B preferred stock as part of a comprehensive plan to achieve and sustain compliance with Nasdaq’s National Market System listing criteria. Pursuant to the Conversion Agreements, the form of which is attached to this proxy statement as Appendix A, Essential agreed to solicit the stockholder approvals that would be necessary for the consummation of the transactions described in the Conversion Agreement. The holders of Series B preferred stock who have executed a Conversion Agreement have agreed, subject to obtaining the requisite stockholder approvals and satisfaction of certain other closing conditions, to vote in favor of an amendment to the Restated Certificate of Incorporation that would allow the conversion of all outstanding shares of Essential’s Series B preferred stock into common stock at a per share conversion price of $0.75. In addition, each Majority Holder and Essential are obligated following the effectiveness of the amendments to the Restated Certificate of Incorporation and satisfaction of all conditions to closing (including those conditions described below) to deliver a Conversion Election.

Receipt of Conversion Elections from over 75% of the holders of Series B preferred stock and Essential would be the triggering event that would cause the Series B Preferred Stock to convert automatically into common stock. The $0.75 conversion price (which is a (25%) discount off the five-day trading average for the period ending October 31, 2002) was arrived at after negotiation between a Special Committee of Essential’s Board of Directors, which committee is described below in more detail, and representatives of each of the Majority Holders and is the price at which the Majority Holders would agree to convert their shares of Series B preferred stock into common stock. We generally refer to this conversion election as the “Preferred Conversion,” and we collectively refer to the holders of Series B preferred stock who have executed a Conversion Agreement as “Majority Holders.”

Essential’s Nasdaq Listing Issue

Essential’s common stock is currently traded on the Nasdaq National Market System under the symbol “ETRX.” In order to maintain the listing of its shares of common stock on the Nasdaq National Market, Essential must meet certain maintenance criteria called continued listing standards established by Nasdaq, including, among other things, maintaining a minimum bid price of at least $1.00 and maintaining minimum stockholders’ equity of $10.0 million.

In late August, Essential received a letter from Nasdaq, dated August 21, 2002, stating that Nasdaq was reviewing Essential’s eligibility for continued listing on the Nasdaq National Market. The letter stated that Essential’s balance sheet filed in its financial statements on Form 10-Q with the Securities and Exchange Commission for the period ended June 30, 2002 reported stockholders’ equity of approximately negative $7.0 million, which is below the continued listing standard of positive $10.0 million. Nasdaq identified this deficiency as the reason for their review of Essential’s continued listing eligibility. The Nasdaq letter invited Essential to provide a specific plan to achieve and sustain long-term compliance with all applicable Nasdaq National Market listing requirements, including the stockholders’ equity standard.

Why is Essential’s Nasdaq Listing Issue Important?

In addition to maintaining the listing of Essential’s common stock on the Nasdaq National Market to provide for the orderly and efficient trading of Essential’s common stock, Essential needs to maintain the listing of its common stock on the Nasdaq National Market to comply with the terms of its Series B preferred stock. On

October 24, 2001, Essential issued and sold the presently outstanding 60,000 shares of its Series B preferred stock to a group of venture capital and other financial investors in a private placement for aggregate gross proceeds of $60.0 million. Among other terms, rights and preferences, Essential’s Series B preferred stock provides the holders thereof with a right of redemption in a number of different circumstances. In addition to simply the passage of time, one of the circumstances that triggers the redemption rights is a failure of Essential’s common stock to be listed on the Nasdaq National Market. A delisting of our common stock from the Nasdaq National Market would constitute what is termed a “Holder Optional Repurchase Event” under the terms of the Series B preferred stock, giving any Series B preferred stockholder the right to cause Essential to redeem any outstanding shares of preferred stock that such holder may own. The terms of the Series B preferred stock provide that the redemption of the shares would be at a price of $1,000 per share.

If, following a delisting, each Series B preferred stockholder elected to cause Essential to redeem their outstanding shares of Series B preferred stock, Essential would be required to pay the holders an aggregate of $60.0 million in exchange for the outstanding shares of Series B preferred stock. Essential does not currently have the funds available to redeem one hundred percent of the Series B preferred stock and, in the face of a redemption election by sufficient holders of its Series B preferred stock, would likely need to consider taking action that may result in Essential’s dissolution, insolvency or seeking protection under bankruptcy laws or other similar actions.

In addition, if delisting occurs, the trading of Essential’s common stock is likely to be conducted on the OTC Bulletin Board. The delisting of our common stock from the Nasdaq National Market may result in decreased liquidity of our outstanding shares of common stock (and a resulting inability of our stockholders to sell our common stock or obtain accurate quotations as to their market value), and, consequently, would reduce the price at which Essential’s shares trade. The delisting of Essential’s common stock could also deter broker-dealers from making a market in or otherwise generating interest in Essential’s common stock and would likely adversely affect Essential’s ability to attract investors in its common stock. Furthermore, Essential’s ability to raise additional capital would be severely impaired. As a result of these factors, the value of Essential’s common stock would likely decline significantly, and its stockholders could lose some or all of their investment.

Essential’s Special Committee and Nasdaq Compliance Plan

As invited by Nasdaq, Essential has submitted a specific plan to Nasdaq that details Essential’s proposed solution to achieve and sustain compliance with all applicable Nasdaq listing requirements, including the stockholders’ equity standard. Essential’s comprehensive, multi-pronged, compliance plan hinges on a what is referred to in this proxy statement as the “Preferred Conversion.” A Special Committee of Essential’s Board of Directors was formed for the purpose of developing a plan to achieve long-term compliance with Nasdaq’s listing criteria. After consideration of potential alternative means of increasing Essential’s stockholders’ equity, this Special Committee decided that a transaction involving the conversion of Essential’s Series B preferred stock was the best approach to achieving the desired outcome. Essential, through the Special Committee, negotiated with the Majority Holders of its Series B preferred stock to arrive at a mutually agreeable transaction in which the Majority Holders agreed (i) to vote in favor of an amendment to the Restated Certificate of Incorporation that would allow the conversion into common stock of all of the outstanding Series B preferred stock at a $0.75 conversion price, subject to stockholder approval, and (ii) following the effectiveness of the amendments to the Restated Certificate of Incorporation and satisfaction of all conditions to closing, to deliver a Conversion Election. Receipt of Conversion Elections from over 75% of the holders of Series B preferred stock and Essential would be the triggering event that would cause the Series B preferred stock to convert automatically into common stock.

Essential’s stockholders’ equity deficiency for the period ended June 30, 2002 stems in large part from the required accounting treatment of the 60,000 outstanding shares of Series B preferred stock. In accordance with SEC financial reporting regulations, the Series B preferred stock is treated as a liability and is excluded from Essential’s stockholders’ equity. By converting the Series B preferred stock into common stock, Essential would be able to increase its stockholders’ equity from an accounting perspective by approximately $53.0 million and would be in compliance with the related continued listing criterion of the Nasdaq National Market. In other words, the “Preferred Conversion” would substantially increase Essential’s stockholders’ equity to an amount that is well in excess of the $10.0 million required by Nasdaq.

Specifics on the Preferred Conversion

Background on the Preferred Conversion

In order to address the Nasdaq listing issue that was identified in Nasdaq’s August 21st letter, the Board of Directors of Essential convened a meeting during which they evaluated potential plans that may be undertaken to permit Essential to maintain and sustain its continued listing on the Nasdaq National Market, recognizing that such an outcome would be in the best interests of Essential’s stockholders. Realizing that any potential plan or transactions that might be undertaken could involve interaction and negotiation with the holders of Essential’s Series B preferred stock, representatives of which holders serve on Essential’s Board of Directors, the Board of Directors appointed a special committee whose members were independent and not interested in any potential plans that might involve the Series B preferred stock, as these disinterested directors were not affiliated with Essential’s preferred stockholders. The independent and disinterested directors composing the special committee were Mark Skaletsky, Richard Aldrich and John Walker. This special committee of Essential’s Board of Directors was chartered with overseeing the creation, negotiation and recommendation to the Board of Directors of any plan to maintain Essential’s Nasdaq listing compliance and is generally referred to in this proxy statement as the “Special Committee.”

Through August and into September, the Special Committee met numerous times to discuss responding to Nasdaq, increasing Essential’s stockholders’ equity and negotiating with the Majority Holders. After considering a variety of alternatives, the Special Committee negotiated with the Majority Holders to structure a transaction with the holders of Series B preferred stock. After a series of meetings, the Series B preferred stockholders and the Special Committee were able to come to general terms on a structure that the Special Committee believed was in the best interests of Essential and its stockholders and entered into a non-binding letter of intent with the Majority Holders on September 16, 2002. Subsequently, legal representatives of the Majority Holders and Essential worked towards preparing definitive documents to effect the agreed upon transaction.

In late October and early November, the Majority Holders and the Special Committee reached agreement on a transaction to address the stockholders’ equity problem more effectively and, thereby, the Nasdaq issue: that resulting transaction is the Preferred Conversion. On November 8, 2002, Essential entered into a Conversion Agreement, the form of which is attached to this proxy statement as Appendix A, with each Majority Holder. The Conversion Agreements set forth the terms and conditions by which the parties would consummate the Preferred Conversion.

Consequences of the Preferred Conversion

Issuance of Common Stock.    Immediately upon conversion of the outstanding shares of Series B preferred stock, there would be outstanding by virtue of that conversion, an additional 80,000,000 shares of common stock issued to the then-former holders of Series B preferred stock. This would bring Essential’s total outstanding shares of common stock to approximately 99,000,000 million. Existing stockholders of Essential would suffer an immediate and substantial dilution of their respective ownership interest.

Elimination of Series B Preferred Stock.    Upon conversion of the Series B preferred stock into shares of common stock in the Preferred Conversion, Essential would no longer have any shares of Series B preferred stock outstanding. By the terms of the Series B preferred stock, upon conversion, it returns to authorized, undesignated and unissued “blank check” preferred stock under the terms of Essential’s Restated Certificate of Incorporation. The elimination of the outstanding Series B preferred stock in the Preferred Conversion would have several important implications to the holders of Essential’s common stock:

•
Increase in Stockholders’ Equity.    Nasdaq in its letter to Essential identifying Essential’s listing issue invited Essential to submit a specifiic plan to achieve and sustain long-term compliance with all applicable Nasdaq National Market listing requirements. Essential’s Nasdaq plan to achieve and sustain long-term compliance hinges on increasing Essential’s stockholders’ equity through the preferred conversion. By converting all of the outstanding shares of the Series B preferred stock into common stock, Essential would be able to increase its stockholders’ equity from an accounting perspective by approximately $53.0 million. Assuming completion of the Preferred Conversion, Essential believes based on current projections for expenditures and net loss that it will be able to maintain compliance with Nasdaq’s stockholders’ equity continued listing criterion through the first half of 2004.

•
Redemption upon Fundamental Change.    The terms of the Series B preferred stock provide the holders thereof with a redemption right upon what is termed a “Fundamental Change.” Upon a Fundamental Change, the holders of Series B preferred stock would have the right to require Essential to redeem the Series B preferred stock in cash at a price equal to 150% of the purchase price of the Series B preferred stock then outstanding (i.e., up to an aggregate of $90,000,000) plus any declared and unpaid dividends. The definition of Fundamental Change encompasses (a) a change in control, meaning a consolidation or merger with another entity after which the stockholders of Essential do not collectively own 51% or more of the voting securities of the surviving corporation or the sale of all or substantially all of the assets of Essential in a single transaction or a series of related transactions, (b) a transaction in which all or substantially all of the common stock of Essential is exchanged for, converted into, or acquired for consideration which is not a security listed on a national securities exchange or the Nasdaq Stock Market, (c) the acquisition by a person or entity of ownership of securities representing 50% or more of the combined voting power of the outstanding voting securities of Essential, (d) the sale of more than 50% of the assets of Essential, as well as (e) any liquidation, dissolution or other winding up of the affairs of Essential while any shares of Series B preferred stock are outstanding. In general, if the Series B preferred stock were outstanding at the time of a sale of Essential, the Series B preferred stockholders would receive the first $90.0 million of sale proceeds.

•
Liquidation Preference.    In the event of a liquidation, dissolution or winding up of Essential, whether voluntary or involuntary, the holders of Series B preferred stock are entitled to receive an amount per share of Series B preferred stock equal to the stated value of the Series B preferred stock (i.e., $1,000 per share) plus any declared and unpaid dividends, before any payment would be made or any assets distributed to the holders of common stock.

•
Special Voting Rights.    The Series B preferred stock presently provides its holders with certain special voting rights separate and apart from the voting rights of holders of common stock generally. The holders of Series B preferred stock are entitled to designate and elect three members of Essential’s Board of Directors. In addition, the consent of 75% of the voting power of Series B preferred stock is required to amend certain provisions of Essential’s Restated Certificate of Incorporation or to create or issue any senior series of preferred stock. These special voting rights and the right to designate directors would be extinquished as a result of the Preferred Conversion and all stockholders of Essential would hold equivalent voting rights by virtue of them all holding common stock. Because of the number of shares of common stock held by the then-former holders of Series B preferred stock, however, these holders would be able to substantially affect the outcome of any vote of the stockholders of Essential, including those relating to the election of directors.

•
General Redemption Rights.    Among its other terms, rights and preferences, Essential’s Series B preferred stock provides the holders thereof with a right of redemption in a number of different circumstances. In addition to simply the passage of time, one of the many circumstances that triggers redemption rights is a failure of Essential’s common stock to be listed on the Nasdaq National Market. After consummation of the Preferred Conversion, there would be no holders of Series B preferred stock with redemption rights that could, if triggered, require Essential to redeem shares of Series B preferred stock at $1,000 per share, plus any declared and unpaid dividends. The redemption of all 60,000 shares of Series B preferred stock would result in Essential being obligated to pay the holders of the stock an aggregate $60.0 million.

The Conversion Agreements and Mechanics of the Preferred Conversion

The following summary of the Conversion Agreement describes the material terms of each Conversion Agreement. A copy of the form of Conversion Agreement, excluding the exhibits and schedules thereto, is set forth in Appendix A to this proxy statement and is incorporated herein by reference. You are encouraged to read the form of Conversion Agreement carefully.

Parties to the Conversion Agreements.    The following holders of Series B preferred stock, who are referred to in this proxy statement as the “Majority Holders,” entered into a Conversion Agreement with Essential:

•	New Enterprise Associates 10, Limited Partnership

•	NEA Ventures 2001, L.P.

•	Prospect Venture Partners L.P.

•	Prospect Venture Partners II L.P.

•	SV (Nominees) Limited As Nominee For Schroder Ventures Investments Limited

•	Sitco Nominees Ltd.—VC 01903 As Nominee For Schroder Ventures International Life Sciences Fund II Group Co-Investment Scheme

•	Schroder Ventures International Life Sciences Fund II Strategic Partners, L.P.

•	International Biotechnology Trust

Conversion Election.    The Conversion Agreement contains the binding obligation, subject to satisfaction of the terms and conditions set forth therein, of the Majority Holders to vote at this special meeting in favor of all proposals set forth in this proxy statement on which they are entitled to vote. By agreeing to vote in favor of approval of the amendment to its Restated Certificate of Incorporation described in this Proposal One, the Majority holders allow Essential to amend its Restated Certificate of Incorporation to enable the Preferred Conversion to be effected. In addition, each Majority Holder and Essential are obligated following the effectiveness of the amendments to the Restated Certificate of Incorporation and satisfaction of all conditions to closing (including those conditions described below) to deliver a Conversion Election. Receipt of Conversion Elections from over 75% of the holders of Series B preferred stock and Essential would be the triggering event that would cause the Series B preferred stock to convert automatically into common stock. The amendment to the terms of the Series B preferred stock described in this Proposal One enables this automatic conversion mechanic. The conversion of the Series B preferred stock would occur at the conversion price described below.

Conversion Price and Number of Conversion Shares.    Upon execution of sufficient Conversion Elections and without further action, all outstanding shares of Series B preferred stock would convert automatically into shares of common stock of Essential at a price of $0.75 (which is a twenty-five percent (25%) discount off the five-day trading average for the period ending October 31, 2002). The original terms of the Series B preferred stock provided for elective conversion of the Series B preferred stock by each holder at a $3.00 conversion price (subject to certain conversion price adjustments). The $0.75 conversion price based on the trading average described above, for the Preferred Conversion was negotiated by the Majority Holders and the Special Committee.

The $0.75 conversion price was the price at which the Majority Holders were agreeable to giving up all of their preferred stock rights and preferences in exchange for common stock. At $0.75, each share of Series B preferred stock would convert into approximately 1,333.33 shares of common stock based on the following formula: each share of Series B preferred stock converts into that number of fully paid and non-assessable shares of common stock obtained by dividing (1) the aggregate stated value of a share of Series B preferred stock being converted (which stated value is $1,000), plus any accrued and unpaid dividends thereon, by (2) $0.75.

Conditions.    The closing of the Preferred Conversion pursuant to the terms of the Conversion Agreement by delivery of the Conversion Elections is conditioned on the satisfaction or waiver of various conditions, including the filing of the Certificate of Amendment to our Restated Certificate of Incorporation, which contains the amendments described in Proposal One and Proposal Two below, stockholder approval of the Preferred Conversion and the issuance of common stock associated therewith, the accuracy of the parties’ representations and warranties, each party’s compliance with its covenants and agreements, the absence of any legal or regulatory constraints, and delivery of customary closing documents.

Registration Rights.    The Conversion Agreement requires that Essential file, on or before the 30th day following the Preferred Conversion, a Registration Statement on Form S-3 with the Securities and Exchange Commission covering the public resale by the shares of Essential common stock outstanding as a result of the Preferred Conversion. Once declared effective by the SEC, the registration statement would allow for subsequent resales by the former holders of Series B preferred stock of the shares of common stock issued and outstanding as a result of the Preferred Conversion. Essential would be required to use its best efforts to cause the registration statement to be declared effective as promptly as possible after filing and to remain effective until the fifth anniversary of the closing date, or such time as the holders may sell all of their shares of common stock without registration pursuant to Rule 144 of the Securities Act of 1933. After that period, Essential may withdraw the registration statement, from which time the stockholders would have no further right to sell their shares of common stock pursuant to the registration statement.

Prohibition on Future Preferred Stock Sales.    In the Conversion Agreement, Essential agreed for a period of twenty four (24) months following the closing of the Preferred Conversion, that it would not issue, offer for sale, sell, or agree to issue or sell any securities that have designations, preferences and relative, participating, optional or other special rights senior to the common stock issued in the Preferred Conversion without prior written consent of each Majority Holder.

Amendment and Waiver.    The Conversion Agreement provides that no amendment, waiver, modification, discharge or termination of any provision of the Conversion Agreements would be effective unless agreed to in writing by the parties to the particular Conversion Agreement.

Potential Results of Failure to Effect the Preferred Conversion

If Proposals One and Two of this proxy statement are not approved by the requisite stockholder vote for each, Essential would not be able to consummate and effect the Preferred Conversion. If there is no Preferred Conversion, Essential does not expect that it would be able to maintain the listing of its common stock on the Nasdaq National Market. As described above, a delisting of its common stock from the Nasdaq National Market would constitute what is termed a “Holder Optional Repurchase Event” under the terms of Essential’s Series B preferred stock, giving the Series B preferred stockholders the right to cause Essential to redeem their shares of Series B preferred stock as described above in the section captioned “Elimination of Series B Preferred Stock—General Redemption Rights.” Essential does not currently have the $60.0 million that would be required to redeem all of the outstanding Series B preferred stock and in the face of a redemption election by sufficient holders of the Series B preferred stock would likely need to consider taking action that may result in Essential’s dissolution, insolvency or seeking protection under bankruptcy laws or other actions.

Interests of Directors and Officers in the Preferred Conversion

Three members of the Board of Directors of Essential serve on the Board as designees of the venture capital funds that constitute the Majority Holders and receive benefits under one or more of Essential’s director plans. The venture capital funds that are the Majority Holders would, by virtue of the Preferred Conversion, substantially increase their respective percentage ownership of Essential. These three directors, Kate Bingham, David Schnell and Charles Newhall, were not members of the Special Committee that negotiated on behalf of Essential with the Majority Holders and did not vote as members of the Board of Directors to approve the Preferred Conversion or to recommend stockholder approval of the Preferred Conversion. The Special Committee was aware of the facts as to the three directors’ relationship or interest with respect to the Majority Holders and the Preferred Conversion.

Certain United States Federal Income Tax Consequences of the Preferred Conversion

The following discussion summarizes certain United States federal income tax consequences to Essential and its stockholders of the Preferred Conversion. This summary does not purport to be complete. It does not address all of the United States federal income tax considerations, including considerations that may be relevant to Essential stockholders in light of their individual circumstances or to Essential stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, traders who mark to market, non-U.S. stockholders, stockholders who hold shares of Essential stock as part of a straddle, hedge, or conversion transaction, stockholders who acquired their shares of Essential stock pursuant to the exercise of employee stock options or otherwise as compensation, stockholders who are subject to the federal alternative minimum tax, and stockholders not holding their shares of Essential stock as a capital asset. This discussion also does not address any non-income tax consequences or any state, local, or non-U.S. tax consequences.

No rulings from the Internal Revenue Service (the “IRS”) or opinions of counsel have been or will be requested with respect to any of the matters discussed herein. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings currently in effect, all of which are subject to change, possibly on a retroactive basis.

EACH ESSENTIAL STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO ESSENTIAL AND TO SUCH STOCKHOLDER OF THE PREFERRED CONVERSION. EACH ESSENTIAL STOCKHOLDER SHOULD ALSO CONSULT HIS, HER OR ITS TAX ADVISOR AS TO ANY STATE, LOCAL, NON-U.S. AND NON-INCOME TAX CONSIDERATIONS RELEVANT TO SUCH STOCKHOLDER AS A RESULT OF THE PREFERRED CONVERSION.

Tax Consequences of the Preferred Conversion for Essential Stockholders

Under Section 354 of the Code, a stockholder who exchanges stock or securities of a corporation solely for stock or securities of the same corporation, in a transaction that constitutes a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, generally will not recognize gain or loss on the exchange. In addition, under Section 351 of the Code, one or more persons who receive stock in a corporation in exchange for property generally will not recognize gain or loss as a result of the exchange if, immediately after the exchange, those persons are in “control” of the corporation. Essential anticipates that the Preferred Conversion will constitute either a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code or an exchange described in Section 351 of the Code, or both. The remainder of this discussion assumes that the Preferred Conversion will be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code or as a transaction described in Section 351 of the Code.

Treatment of existing holders of Essential common stock.    The existing holders of shares of Essential common stock will not recognize gain or loss as a result of the Preferred Conversion.

Treatment of Essential stockholders that exchange shares of Essential Series B preferred stock for shares of Essential common stock.    As discussed above, a stockholder exchanging stock or securities solely for other stock or securities in a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code generally will not recognize gain or loss on the exchange. However, under Section 305 of the Code, a change in the conversion ratio of preferred stock (including, under certain circumstances, a change in connection with a recapitalization) may be deemed to result in a taxable distribution with respect to the preferred stock. In particular, a deemed distribution will occur if (i) the change is pursuant to a plan to periodically increase a stockholder’s proportionate interest in the assets or earnings and profits of the corporation, or (ii) a stockholder holding preferred stock with dividends in arrears exchanges his stock for other stock and, as a result, increases his proportionate interest in the assets or earnings and profits of the corporation.

Essential believes that neither of those circumstances will be present in the Preferred Conversion. No dividends have been declared or accrued on shares of the Essential Series B preferred stock, and there was no plan or prearrangement in effect at the time of issuance of the Essential Series B preferred stock to exchange the Essential Series B preferred stock for common stock (or otherwise to increase the proportionate interest in Essential of the holders of Essential Series B preferred stock). It is possible, however, that the Internal Revenue Service may take a contrary position and may assert that the Preferred Conversion results in a deemed distribution to the holders of the Essential Series B preferred stock. The remainder of this discussion assumes that the Preferred Conversion will not result in a deemed distribution to the Essential stockholders.

In light of the foregoing, and subject to the discussion below regarding the treatment of cash received in lieu of fractional shares, Essential believes that a holder of shares of Essential Series B preferred stock who receives shares of Essential common stock in exchange for shares of Essential Series B preferred stock in connection with the Preferred Conversion will not recognize gain or loss upon such exchange.

Receipt of rights under the Essential Rights Plan.    In connection with the Preferred Conversion, each holder of Essential Series B preferred stock who receives shares of Essential common stock will also receive rights to purchase shares of Essential Series A preferred stock in accordance with the terms of the Essential Rights Plan. Essential expects that those rights will be treated as having no current value; therefore, Essential expects that an Essential stockholder receiving those rights in connection with the Preferred Conversion will not recognize gain or loss as a result of its receipt of those rights.

Tax basis of Essential common stock.    The aggregate tax basis of the Essential common stock received by Essential stockholders in exchange for their shares of Essential Series B preferred stock (including fractional shares of Essential common stock that are converted to cash) will be the same as the aggregate tax basis of the shares of Essential Series B preferred stock surrendered in connection with the Preferred Conversion.

Holding period of Essential common stock.    The holding period of the Essential common stock received by Essential stockholders in exchange for their shares of Essential Series B preferred stock in connection with the Preferred Conversion (including fractional shares of Essential common stock that are converted to cash) will include the holding period of the shares of Essential Series B preferred stock surrendered in exchange therefor.

Receipt of cash in lieu of fractional shares of Essential common stock.    A holder of shares of Essential Series B preferred stock who receives cash in lieu of a fractional share of Essential common stock will be treated as having received that fractional share in connection with the Preferred Conversion and then as having exchanged that fractional share for cash in a redemption by Essential. The holder will recognize gain or loss on this deemed redemption in an amount equal to the difference between the portion of the tax basis of the holder’s shares of Essential Series B preferred stock surrendered in connection with the Preferred Conversion that is allocated to that fractional share and the cash received in lieu thereof. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holding period of the shares of Essential Series B preferred stock surrendered in connection with the Preferred Conversion is more than one year as of the effective date of the Preferred Conversion.

Tax Returns.    Essential stockholders who receive shares of Essential common stock in connection with the Preferred Conversion will be required to attach a statement to their tax returns for the year in which the Preferred Conversion occurs that contains the information listed in Treasury Regulations Section 1.368-3(b). Such statement must include the holder’s tax basis in that holder’s shares of Essential Series B preferred stock surrendered in connection with the Preferred Conversion and a description of the shares of Essential common stock received in the Preferred Conversion.

Tax Consequences of the Preferred Conversion to Essential

Essential will recognize neither gain nor loss by reason of the Preferred Conversion.

Generally, under Section 382 of the Code, a corporation’s ability to utilize its net operating losses is subject to limitations with respect to taxable years that end after the date on which that corporation undergoes an “ownership change”. Although Essential believes that its ability to utilize net operating losses for certain prior periods is subject to limitation under Section 382 of the Code, Essential believes that the Preferred Conversion will not further limit its ability to utilize net operating losses. It is possible, however, that the Internal Revenue Service may assert that the Preferred Conversion results in an “ownership change”, which could cause Essential’s ability to utilize its net operating losses to be further limited under Section 382 of the Code.

Accounting Treatment of the Preferred Conversion

The conversion of the Series B preferred stock at the proposed conversion price of $0.75 would result in the reclassification of the Series B preferred stock account balance ($53.0 million as of September 30, 2002) to Essential’s stockholders’ equity accounts, specifically common stock and additional paid-in capital. Additionally, the excess of the fair value of the common stock issued to the holders of Series B preferred stock over the fair value of the securities issuable pursuant to the original conversion terms is considered to be a deemed dividend to the holders of Series B preferred stock. Accordingly, such dividend would be reflected as an increase in the net loss applicable to common stockholders for purposes of computing net loss per share of common stock. Assuming a fair value of $1.00 per share of common stock, the increase in net loss applicable to common stockholders would be $60.0 million.

Recommendation of the Board of Directors

Essential’s Board of Directors, excluding the three members affiliated with the Majority Holders and based upon the unanimous recommendation of the Special Committee, determined that the terms of the proposed transactions are fair to and in the best interests of Essential’s stockholders, and unanimously approved each Conversion Agreement and the Preferred Conversion and recommended the Preferred Conversion, amendments to Essential’s Restated Certificate of Incorporation and issuance of shares of common stock upon the Preferred Conversion be submitted for approval at the special meeting of Essential’s stockholders. In each proposal described below, the recommendation of the Board of Directors included in such proposal is referring to recommendation of the Board of Directors of Essential, excluding the three members affiliated with the Majority Holders who recused themselves from the Board’s decision whether or not to recommend these proposals.

The Board of Directors of Essential believes that Proposal One, and each of Proposals Two and Three, are fair to and in the best interests of Essential and its stockholders. In light of the consequences that could occur upon a delisting of Essential’s common stock from the Nasdaq National Market and the absence of superior alternatives, the Board of Directors is recommending that stockholders vote “FOR” this Proposal One, Two and Three.

PROPOSAL ONE

APPROVAL OF (A) AN AMENDMENT TO THE RESTATED CERTIFICATE OF  INCORPORATION TO CHANGE THE CONVERSION TERMS OF THE SERIES B  PREFERRED STOCK, (B) THE PREFERRED CONVERSION AND (C) THE ISSUANCE OF  AN AGGREGATE OF 80,000,000 SHARES OF COMMON STOCK

Introduction

The background information necessary to understand fully this Proposal One and the reasons why Essential is seeking stockholder approval of this proposal are set forth above in the section captioned Background to Proposals Number One and Two. We urge you to read that background section carefully.

The Amendment

The amendment in this Proposal One would add a new Section 10(f) to the terms of the Series B preferred stock that would permit holders of seventy-five percent (75%) of the outstanding shares of Series B preferred stock and Essential to execute what are called Conversion Elections. Upon execution and delivery of the Conversion Elections, all of Essential’s outstanding shares of Series B preferred stock would automatically and without any further action convert into shares of common stock.

At present, the conversion into common stock is at the election of each individual Series B preferred stockholder. This amendment provides a mechanism to effect the Preferred Conversion by allowing all of the outstanding shares to be converted upon the election by seventy-five percent (75%) of the outstanding shares.

This amendment enables the Preferred Conversion to be effected and provides that each share of Series B preferred stock would convert in the Preferred Conversion into approximately 1,333.33 shares of common stock based on the following formula: each share of Series B preferred stock shall convert into that number of fully paid and non-assessable shares of Common Stock obtained by dividing (1) the aggregate stated value of a share of Series B preferred stock being converted (which stated value is $1,000), plus any accrued and unpaid dividends thereon, by (2) $0.75. As a result of the Preferred Conversion, and if converted on the date of this proxy statement pursuant to the foregoing conversion price and calculation, all 60,000 shares of Series B preferred stock would be converted into an aggregate of 80,000,000 shares of common stock.

If the required vote is obtained at the special meeting, Essential will file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend its Restated Certificate of Incorporation and the Certificate of Designations of the Series B Convertible Redeemable Preferred Stock therein. A copy of the Certificate of Amendment to the Restated Certificate of Incorporation is set forth in Appendix B to this proxy statement and is incorporated herein by reference. You are encouraged to read the Certificate of Amendment carefully.

The Preferred Conversion and Issuance of Common Stock

In this Proposal One, in addition to the amendment to its Certificate of Incorporation described above, Essential is seeking approval to effect the Preferred Conversion and the resulting issuance of 80,000,000 shares of common stock.

The Special Committee of Essential, which committee is described above in Proposal One, in deciding to move forward with the Preferred Conversion recommends that the Board of Directors seek approval from

Essential’s common stockholders, voting separately as a single class, to undertake the Preferred Conversion. Accordingly, Essential is seeking the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock, voting separately as a single class, to approve this Proposal One.

Immediately upon conversion of the outstanding shares of Series B preferred stock in the Preferred Conversion, Essential would issue 80,000,000 shares of common stock to the then-former holders of Series B preferred stock. This would bring Essential’s total outstanding shares of common stock to approximately 99,000,000. Existing stockholders of Essential would suffer an immediate and substantial dilution of their respective ownership interest.

Nasdaq Stockholder Approval Requirements

Essential’s common stock is listed on the Nasdaq National Market. The rules governing companies with securities listed on Nasdaq require stockholder approval in connection with a transaction, other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. This requirement is set forth in Nasdaq Marketplace Rule 4350(i)(1)(D). In addition, the Nasdaq rules require stockholder approval in connection with the issuance of securities that could result in a change of control of an issuer. This requirement is set forth in Nasdaq Marketplace Rule 4350(i)(1)(B).

Because the Preferred Conversion involves the issuance by us of shares of 80,000,000 shares of common stock, which would represent more than 20% of our currently outstanding common stock or 20% or more of our voting power at below the greater of book or market value of the common stock, stockholder approval is required for the issuance of shares of common stock in connection with the Preferred Conversion. Although Essential does not believe that the issuance of shares pursuant to the Preferred Conversion would necessarily constitute a change in control of Essential, issuance by Essential of shares of common stock to the former holders of Series B preferred stockholders would result in such holders collectively holding approximately 85% of the issued and outstanding shares of Essential and may be deemed a change of control. Accordingly, Essential is seeking stockholder approval to ensure compliance with Rule 4350(i)(1)(B) as well as with the other rules for which stockholder approval is or may be required for the issuance of shares of common stock in connection with the Preferred Conversion.

To satisfy these Nasdaq requirements, the affirmative vote of the holders of a majority of the shares of common stock and Series B preferred stock present in person or by proxy at the special meeting and entitled to vote, voting together as a combined class, is also required to approve this Proposal One.

Consequences of a Failure to Approve this Proposal

If Proposal One is not approved by the stockholders, Essential will be unable to effect the Preferred Conversion. Please refer to the discussion in the section of the proxy statement captioned Background of Proposals One and Two above, and the subsection therein captioned Potential Results of Failure to Effect the Preferred Conversion, to understand what could happen if Essential is unable to effect the Preferred Conversion.

Vote Required

By virtue of the Delaware General Corporation Law, Nasdaq’s marketplace rules and the recommendation of the Special Committee to Essential’s Board of Directors, approval of this proposal requires the affirmative vote of:

•	the holders of seventy-five percent (75%) of the outstanding shares of Essential’s Series B preferred stock voting separately as a single class,

•	the holders of a majority of outstanding shares of Essential common stock voting separately as a single class, and

•	the holders of a majority of the shares of common stock and Series B preferred stock present in person or by proxy at the special meeting and entitled to vote, voting together as a combined class.

Abstentions and broker non-votes have the effect of votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE “FOR” PROPOSAL ONE

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK

Introduction

The background information necessary to understand fully this Proposal Two and the reasons why Essential is seeking stockholder approval of this proposal are set forth above in the section captioned Background to Proposals Number One and Two. We urge you to read that background section carefully.

Essential is seeking stockholder approval to amend Article IV of its Restated Certificate of Incorporation, as previously amended, to increase the number of authorized shares of common stock from 50,000,000 to 250,000,000, and make the necessary corresponding change to increase Essential’s authorized capital stock to 255,000,000 reflecting the already authorized aggregate 5,000,000 shares of preferred stock and 250,000,000 to be authorized shares of common stock. If the required vote is obtained at the special meeting, Essential would file a Certificate of Amendment with the Secretary of State of Delaware. The Board of Directors, subject to stockholder approval, adopted and approved this amendment to Article IV of the Restated Certificate of Incorporation. There is no proposal to increase the number of shares of preferred stock that Essential is authorized to issue.

As of October 31, 2002, the number of shares of Essential common stock issued or reserved for issuance totaled approximately 19,000,000. Also, as of October 31, 2002, 3,600,000 shares of common stock remain reserved for future issuance upon issuance under Essential’s stock option plans and employee stock purchase plan, and lastly, 20,000,000 shares of common stock are reserved for issuance upon conversion pursuant to the original terms of the Series B preferred stock (i.e., conversion by its original terms at a $3.00 conversion price). Thus out of the 50,000,000 shares currently authorized, Essential had only approximately 7,400,000 shares of common stock available for future issuance on that date.

Reasons for Amendment

In addition to authorizing shares to have sufficient authorized capital stock to enable the Preferred Conversion, the Board of Directors generally believes it is necessary to increase the number of authorized shares of common stock in order to give us, among other things, the ability to raise and maintain additional capital funds through the sale of capital stock in other transactions. The ability to raise capital is important for us in order to meet working capital requirements, facilitate growth and to form strategic relationships and alliances.

The Board of Directors also believes that the proposed increase in the number of authorized shares of common stock is desirable to maintain our flexibility in choosing how to pay for acquisitions. Essential may choose to use shares of stock to pay for such possible acquisitions. Nonetheless, Essential does not presently have any such agreements, understandings or arrangements relating to acquisitions that would or could result in the issuance of any shares.

In addition, Essential’s Board of Directors believes that the availability of additional shares of common stock would provide Essential with the flexibility to issue shares for a variety of other purposes that the Board may deem advisable without further action by stockholders, unless required by law, regulation or stock market rules. These purposes could include, among other things, to finance personal property leases, to finance the purchase of property, the use of additional shares for various equity compensation and other employee benefit plans, effecting stock dividends, and other bona fide corporate purposes.

If the amendment in this Proposal Two is approved, as soon as practicable after the special meeting, Essential would file a Certificate of Amendment to the Restated Certificate of Incorporation with the office of the Delaware Secretary of State to reflect the increase in the authorized number of shares of Essential common stock. A copy of the Certificate of Amendment to the Restated Certificate of Incorporation is set forth in Appendix B to this proxy statement and is incorporated herein by reference. You are encouraged to read the Certificate of Amendment carefully.

Potential Anti-Takeover Effect of Authorized but Unissued Securities

This amendment to our Restated Certificate of Incorporation would result in a greater difference between the number of authorized shares and the number of outstanding shares. The issuance of shares of common stock under particular circumstances may discourage attempts to change control of Essential, especially in the event of a hostile takeover bid. The increase in the difference between authorized and issued (and committed) common stock recommended by the Board of Directors could have the overall effect of making the acquisition of Essential and the removal of Essential’s management more difficult. The Board of Directors may authorize the issuance of common stock without stockholder approval of each issuance. The increase in the authorized number of shares of common stock could have an advantage of permitting Essential to issue shares for other purposes that could improve its financial position. However, the larger difference between authorized shares and outstanding (or committed) shares might be used to increase the stock ownership or voting rights of persons seeking to obtain control of Essential, and this anti-takeover effect could benefit management at the expense of our stockholders. Issuance of additional shares could also have the effect of diluting any earnings per share and book value per share of outstanding shares of common stock.

Essential may issue new securities without first offering them to stockholders. The holders of shares of common stock have no preemptive rights. Preemptive rights generally give stockholders a right to purchase new securities issued by Essential, protecting stockholders from dilution by allowing them to purchase shares according to their percentage ownership in each issuance of new securities. Therefore, Essential may issue shares in a manner that dilutes its current stockholders.

Consequences of a Failure to Approve this Proposal

If Proposal Two is not approved by the stockholders, Essential would be unable to effect the Preferred Conversion. Please refer to the discussion in the section of the proxy statement captioned Background of Proposals One and Two above, and the subsection therein captioned Potential Results of Failure to Effect the Preferred Conversion, to understand what could happen if Essential is unable to effect the Preferred Conversion.

Vote Required

Approval of this proposal requires the affirmative vote of (i) the holders of a majority of outstanding shares of Essential common stock, voting separately as a single class, and (ii) the outstanding shares of common stock and Series B preferred stock, voting together as a combined class. Abstentions and broker non-votes have the effect of votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE “FOR” PROPOSAL TWO

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT ONE OF THE FOLLOWING REVERSE STOCK SPLITS

Introduction

After the issuance of the additional shares of common stock contemplated by the Preferred Conversion described above in Proposals One and Two, the issued and outstanding shares of common stock of Essential would consist of approximately 99,000,000 shares of common stock. Essential intends to effect one of the reverse stock splits described below, subject to stockholder approval, if the Essential Board of Directors determines that such action is necessary and in the best interests of Essential and its stockholders. Essential anticipates that as a result of the reduction in the number of outstanding shares of common stock, the trading price of Essential’s common stock would increase.

A copy of the Certificate of Amendment to the Restated Certificate of Incorporation to effect the reverse split is set forth in Appendix C to this proxy statement and is incorporated herein by reference. You are encouraged to read this Certificate of Amendment carefully.

Background

On November 11, 2002, the Board of Directors approved and recommended, and is submitting to the stockholders for their approval, an amendment to Essential’s Restated Certificate of Incorporation to provide the Board of Directors with the option to effect a reverse stock split of the issued and outstanding common stock at ratios of one-for-fifteen, one-for-twelve, one-for-ten, one-for-five, or one-for-two at such time as the Board of Directors of Essential deems advisable. Pursuant to a reverse stock split, each holder of fifteen shares, twelve shares, ten shares, five shares, three shares or two shares, as the case may be, of Essential’s common stock, immediately prior to the effectiveness of the reverse stock split would become the holder of one share of Essential’s common stock. In implementing the reverse split, a corresponding decrease in the authorized common stock would simultaneously be effected.

The reverse stock split would become effective when and if the Certificate of Amendment to our Restated Certificate of Incorporation attached hereto as Appendix C is filed with the Secretary of State of the State of Delaware. Essential would notify its stockholders of the effectiveness of the reverse split by issuing a press release. The Board of Directors reserves the right, even if Essential receives stockholder approval at the special meeting, to elect not to file, or to delay the filing of, the Certificate of Amendment to the Restated Certificate of Incorporation, if the Board determines in its sole discretion that implementing a reserve stock split is no longer in the best interests of Essential and its stockholders.

Reasons for the Proposed Reverse Stock Split

The primary reason for the reverse stock split is to reduce the number of outstanding shares of Essential common stock after the conversion. Essential anticipates that the price per share of the common stock would increase as a result of the reverse stock split. As discussed previously, the listing eligibility requirements of the Nasdaq National Market, where Essential’s common stock is traded, requires Essential to comply with certain maintenance standards established by Nasdaq, including a minimum bid price of $1.00. From October 1, 2002 through November 1, 2002, the closing price of Essential’s common stock has ranged from $0.82 to $1.04. The Board believe that the possible increase in our stock price resulting from the reverse stock split would enable Essential to maintain continued compliance with the Nasdaq minimum bid price requirement.

The Special Committee approved and recommended to Essential’s Board of Directors for approval the reverse stock split to promote the effective marketability of Essential’s common stock, and to ensure the continued inclusion of Essential’s common stock on Nasdaq. It is hoped that the decrease in the number of shares of common stock outstanding as a consequence of the proposed reverse split, and the anticipated corresponding increased price per share, would promote greater liquidity for Essential’s stockholders with respect to those shares held by them.

Essential cannot predict, however, whether the proposed reverse stock split would achieve the desired results. The price per share of Essential’s common stock is also a function of Essential’s financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the closing bid price of Essential’s common stock after the reverse stock split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, or that any increase can be sustained for a prolonged period of time. Even if the reverse stock split has the desired effect, there can be no assurance that Essential would be able to maintain compliance with all of the continued listing requirements of Nasdaq. If Essential fails to maintain compliance with one or more of these requirements, its common stock would be subject to delisting.

Although Essential believes that the reverse stock split would not have a detrimental effect on the total value of its common stock, there can be no assurance that the total value of its common stock after the reverse stock split would be the same as before the split. In addition, the reverse split may have the effect of creating odd lots of stock for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.

Effects of the Reverse Stock Split

With the exception of the number of issued and outstanding shares, the rights and preferences of the shares of common stock prior and subsequent to the reverse split would remain the same. The reverse stock split may result in some stockholders owning “odd-lots” of less than one hundred shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. The reverse stock split would not change the per share par value of the common stock. Outstanding options and warrants to purchase common stock and any other convertible security would be adjusted so that the number of shares of common stock issuable upon their exercise would be divided by fifteen, twelve, ten, five, three or two, as the case may be (and corresponding adjustments would be made to the number of shares vested under each outstanding option), and the exercise price of each option and warrant would be multiplied by fifteen, twelve, ten, five, three or two, as the case may be. No fractional shares would be issued upon the reverse split. Essential would pay each holder of a fractional interest the cash equivalent of such fractional interest.

The following table sets forth the number of shares of common stock that would be outstanding immediately after each of the reverse stock splits and assuming the conversion of all issued and outstanding shares of Essential’s preferred stock into shares of common stock, as described above. The table does not account for rounding as a result of fractional shares.

Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding Before Split (after giving effect to the Preferred Conversion)	Shares of Common Stock Outstanding After Split
None	99,000,000	99,000,000

One-for-two	99,000,000	49,500,000

One-for-five	99,000,000	19,800,000

One-for-ten	99,000,000	9,900,000

One-for-twelve	99,000,000	8,250,000

One-for-fifteen	99,000,000	6,600,000

If a stockholder owns 10,000 shares of common stock prior to the reverse stock split, after a reverse stock split that same stockholder would own 5,000 shares in the case of a one-for-two reverse split, 2,000 shares in the case of a one-for-five split and 1,000 shares in the case of a one-for-ten split, 833 shares in the case of a one-for-twelve split, and 666 shares in the case of a fifteen-for-one split.

The amendment to the Restated Certificate of Incorporation to effect the reverse-split would also make a corresponding reduction in the authorized shares of common stock.

Exchange of Stock Certificates

Once the Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, the reverse stock split would occur without any further action on the part of stockholders and would not be affected by the timing of the physical surrender of the old stock certificates. After the reverse stock split becomes effective, Essential would notify common stockholders and request them to surrender their stock certificates for new certificates representing the number of whole shares of common stock into which their shares have been converted as a result of the reverse stock split. Until the old certificates are surrendered, each current certificate representing shares of common stock would evidence ownership of common stock in the appropriately reduced whole number of shares. Stockholders would not have to pay any service charges to exchange the stock certificates. Essential would pay for all such expenses. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

Fractional Shares

Essential would not issue any fractional share certificates in connection with the reverse stock split. Essential would sell the aggregate number of whole shares resulting from the combination of all fractional shares in public or private transactions after the effective date of the split on the basis of prevailing market price of the common stock. Essential would pay stockholders holding fractional shares cash payments instead of their fractional interests upon surrender of their stock certificates. Stockholders would not have to pay any service charges or brokerage commissions for the sale of their fractional interests. Essential would pay for all such costs. Stockholders would not be entitled to receive cash for any whole new shares of common stock into which their current shares are converted.

Federal Income Tax Consequences of the Reverse Stock Split

The following is only a summary of the material federal income tax consequences of a reverse stock split to a stockholder and is for general information purposes only. Stockholders should consult their own tax advisors for any federal, state, local and foreign tax effects of a reverse stock split in light of their individual circumstances.

The change of the old amounts of common stock for the new amounts of common stock should not have material federal income tax consequences to stockholders. The change of the old amounts of common stock for the new amounts of common stock generally would not cause any gain or loss to be recognized by a stockholder, except for cash received for a fractional share. A stockholder who receives cash for a fractional share would recognize gain or loss equal to the difference between the amount of cash received and the stockholder’s basis in the fractional share. The aggregate basis of the shares of the new amounts of common stock, including any fractional share for which a stockholder receives cash, would be the same as the aggregate basis of the old amounts of common stock held by the stockholder. A stockholder’s holding period for shares of the new amounts of common stock would include the holding period for shares of the old amounts of common stock held by the stockholder if they are held as a capital asset at the effective time of the reverse stock split.

Accounting Effects of the Reverse Split

The par value of the common stock would remain the same after the reverse stock split becomes effective. As a result, Essential’s stated capital would be reduced and capital in excess of par value (paid-in capital) increased accordingly. Stockholders’ equity would remain unchanged.

No Dissenter’s Rights

The Delaware General Corporate Law does not provide for dissenter’s rights of appraisal with respect to a reverse stock split. Similarly, neither our Restated Certificate of Incorporation nor our By-Laws entitle stockholders to dissenter’s rights of appraisal with respect to a reverse stock split.

Consequences of a Failure to Approve this Proposal

If Proposal Three is not approved by the stockholders, Essential would be unable to effect a reverse split of its shares of common stock. Essential hopes that the decrease in the number of shares of common stock outstanding as a consequence of the proposed reverse split, and the anticipated corresponding increased price per share, would promote greater liquidity for Essential’s stockholders with respect to those shares held by them and maintain the price above Nasdaq’s continued listing requirements. If Essential is unable to effect the reverse stock split, the price of its common stock may fall below, or may not be elevated above, Nasdaq’s $1.00 minimum bid price and Essential may be unable to maintain compliance with the continued listing requirements of Nasdaq.

Vote Required

Approval of this proposal requires the affirmative vote of (i) the holders of a majority of outstanding shares of Essential common stock, voting separately as a single class, and (ii) the outstanding shares of common stock and Series B preferred stock, voting together as a combined class. Abstentions and broker non-votes have the effect of votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE “FOR” PROPOSAL THREE

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to Essential with respect to beneficial ownership of Essential’s common stock as of October 25, 2002 by (i) each stockholder known by Essential to be the beneficial owner of more than 5% of Essential’s common stock, (ii) each current director, (iii) each named executive officer of Essential, and (iv) all executive officers and directors as a group.

Five Percent Stockholders, Directors and Executive Officers	Number of Shares	Percent Beneficially Owned(1)

Donald D. Huffman (2)	4,117	*

Mark Skaletsky (3)	520,486	1.3%

Paul Mellett (4)	159,788	*

George H. Miller, Ph.D. (5)	210,791	*

Manuel Navia, Ph.D.	1,233,900	6.5%

Robert D. Testorff (6)	79,633	*

Richard H. Aldrich(7)	10,000	*

Kate Bingham (8)	4,829,655	20.4%

Charles W. Newhall III (9)	6,653,333	26.1%

James E. Rurka (10)	463,196

David Schnell, M.D. (11)	6,713,545	26.3%

John P. Walker (12)	85,851	*

Mass Ventures LLC 945 East Paces Ferry Road, Suite 2250 Atlanta, GA 30326	991,690	5.3%

International Biotechnology Trust plc (13) c/o Schroeder Investment Mgmt. Ltd. 31 Gresham Street London EC 2V 7QA, England	2,500,000	11.8%

Entities Affiliated with New Enterprise Associates (14) 1119 St. Paul Street Baltimore, MD 21202	6,643,333	26.1%

Entities Affiliated with Prospect Venture Partners (15) 435 Tasso Street, Suite 220 Palo Alto, CA 94301	6,666,666	26.1%

Entities Affiliated with Schroder Venture Managers Limited (16) 22 Church Street Hamilton, HM 11, Bermuda	2,319,665	11.0%

All directors and executive officers as a group (14 persons) (17)	19,726,288	52.3%

*	Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities, subject to community property laws, where applicable. Applicable percentage ownership is based on 18,856,866 shares of common stock outstanding as of October 25, 2002. Shares of common stock subject to options or convertible securities, including the Series B convertible redeemable preferred stock, currently exercisable or convertible or exercisable or convertible within 60 days of October 25, 2002, are included in the number of shares outstanding for computing the percentage of the person holding such option or convertible security but are not included in the number of shares outstanding for computing the percentage of any other person.

(2)	Huffman was Essential’s former Chief Financial Officer.
(3)
Includes 503,185 shares held by Mr. Skaletsky, of which 244,856 shares are subject to repurchase under the Restricted Stock Purchase Agreement, and 17,301 shares issuable to Mr. Skaletsky pursuant to options exercisable within 60 days of October 25, 2002.

(4)
Includes 155,469 shares held by Mr. Mellett, of which 94,556 shares are subject to repurchase under the Restricted Stock Purchase Agreement, and 4,319 shares issuable to Mr. Mellett pursuant to options exercisable within 60 days of October 25, 2002.

(5)
Includes 18,880 shares held by Dr. Miller, 1,000 shares held by Dr. Miller as Custodian for his daughter, and 190,911 shares issuable to Dr. Miller pursuant to options exercisable within 60 days of October 25, 2002.

(6)	Includes 1,100 shares held by Mr. Testorff and 78,533 shares issuable to Mr. Testorff pursuant to options exercisable within 60 days of October 25, 2002.
(7)	Consists of 10,000 shares issuable to Mr. Aldrich pursuant to options exercisable within 60 days of October 25, 2002.
(8)
Includes 4,819,665 shares Ms. Bingham may be deemed to beneficially own due to her affiliation with International Biotechnology Trust plc and Schroder Ventures as described in Notes 13 and 16 below. Ms. Bingham disclaims beneficial ownership with respect to shares she may be deemed to beneficially own due to her affiliation with International Biotechnology Trust plc and Schroder Ventures, except to the extent of any pecuniary interest therein. Also, includes 10,000 shares issuable to Ms. Bingham pursuant to options exercisable within 60 days of October 25, 2002.

(9)
Includes 6,643,333 shares Mr. Newhall may be deemed to beneficially own due to his affiliation with New Enterprise Associates 10, Limited Partnership as described in Note 14 below. Mr. Newhall disclaims beneficial ownership with respect to shares he may be deemed to beneficially own due to his affiliation with New Enterprise Associates 10, Limited Partnership and its affiliates, except to the extent of any pecuniary interest therein. Also, includes 10,000 shares issuable to Mr. Newhall pursuant to options exercisable within 60 days of October 25, 2002.

(10)	Includes 187,365 shares held by Mr. Rurka and 275,831 shares issuable to Mr. Rurka pursuant to options exercisable within 60 days of October 25, 2002.
(11)
Includes 36,879 shares held by Dr. Schnell. Also includes 6,666,666 shares Dr. Schnell may be deemed to beneficially own due to his affiliation with Prospect Venture Partners, Limited Partnership as described in Note 15 below. Dr. Schnell disclaims beneficial ownership with respect to shares he may be deemed to beneficially own due to his affiliation with Prospect Venture Partners, Limited Partnership and its affiliates, except to the extent of any pecuniary interest therein. Also, includes 10,000 shares issuable to Dr. Schnell pursuant to options exercisable within 60 days of October 25, 2002.

(12)	Includes 15,000 shares held by the Walker Living Trust of which Mr. Walker is a Trustee and 70,851 shares issuable to Mr. Walker pursuant to options exercisable within 60 days of October 25, 2002.
(13)
Based upon a Schedule 13D filed by International Biotechnology Trust plc (“IBT”) and others with the SEC on November 5, 2001. The number of shares reported results from the assumed conversion of 7,500 shares of Series B convertible redeemable preferred stock of Essential acquired by IBT. Schroder Investment Management Limited (“SIML”) is the discretionary investment manager of IBT. SIML may be deemed to beneficially own the shares as the discretionary investment manager of IBT and shares voting and dispositive power with respect to such shares. Mr. Tom Daniel and Ms. Kate Bingham are members of the investment committee of Schroder Ventures Life Sciences Advisers (UK) Limited which advises SIML. In such capacity, Mr. Daniel and Ms. Bingham may be deemed to beneficially own the shares and share voting power with respect to such shares. Ms. Bingham is a member of the Board of Directors of Essential. Mr. Richard Colwell is the fund manager of IBT. Mr. Colwell may be deemed to beneficially own the shares as the fund manager of IBT and shares voting power with respect to such shares. SIML, Ms. Bingham and Messrs. Colwell and Daniel disclaim the beneficial ownership of any shares of common stock of Essential.

(14)
Based upon a Schedule 13D filed by New Enterprise Associates 10, Limited Partnership (“NEA 10”) and others with the SEC on April 22, 2002. The number of shares reported results from the assumed conversion of 19,930 shares of Series B convertible redeemable preferred stock of Essential acquired by NEA 10 in a private transaction on October 24, 2001. NEA Partners 10, Limited Partnership (“NEA Partners 10”) is the sole general partner of NEA 10. Messrs. Stewart Alsop, M. James Barrett, Peter J. Barris, Robert T. Coneybeer, Nancy L. Dorman, Ronald H. Kase, C. Richard Kramlich, Thomas C. McConnell, Peter T. Morris, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III are the individual general partners of NEA Partners 10 (collectively, the “General Partners”). Mr. Newhall is a member of the Board of Directors of Essential. NEA 10 is the record owner of the shares, however NEA Partners 10 may be deemed to beneficially own the shares as the sole general partner of NEA 10 and shares voting and dispositive power with respect to the shares. The General Partners may also be deemed to beneficially own the shares as the individual general partners of NEA Partners 10 and share voting and dispositive power with respect to the shares. NEA Partners 10 and the General Partners disclaim beneficial ownership of the shares.

(15)
Based upon a Schedule 13D filed by Prospect Venture Partners II, L.P. (“PVP II”) and others with the SEC on November 5, 2001, as amended on December 18, 2001. The number of shares reported results from the assumed conversion of 20,000 shares of Series B convertible redeemable preferred stock of Essential acquired by the reporting entities in a private transaction on October 24, 2001, of which (a) 5,000,000 shares of common stock are held of record by PVP II, and (b) 1,666,666 shares of common stock are held of record by Prospect Venture Partners, L.P. (“PVP”). Prospect Management Co. II, L.L.C. (“PMC II”) is the general partner of PVP II. PMC II may be deemed to beneficially own 5,000,000 shares as the general partner of PVP II and shares voting and dispositive power with respect to such shares. Prospect Management Co., L.L.C. (“PMC”) is the general partner of PVP. PMC may be deemed to beneficially own 1,666,666 shares as the general partner of PVP and shares voting and dispositive power with respect to such shares. Dr. David Schnell and Mr. Alexander E. Barkas are managing members of both PMC and PMC II. Dr. Schnell and Mr. Barkas may be deemed to beneficially own 6,666,666 shares of common stock of Essential and shares voting and dispositive power. In addition, Dr. Schnell directly owns 36,879 shares of common stock of Essential. Dr. Schnell is a member of the Board of Directors of Essential. Mr. Russell C. Hirsch and Mr. James B. Tananbaum are managing members of PMC II. Mr. Hirsch and Mr. Tananbaum may each be deemed to beneficially own 5,000,000 shares of common stock of Essential and shares voting and dispositive power. Other than with respect to 36,879 shares, Dr. Schnell disclaims beneficial ownership with respect to any shares of Essential except to the extent of any pecuniary interest therein. Mr. Barkas, Mr. Hirsch and Mr. Tananbaum disclaim beneficial ownership with respect to any shares of Essential except to the extent of any pecuniary interest.

(16)
Based upon a Schedule 13D filed by Schroder Venture Managers Limited (“SVML”) and others with the SEC on November 5, 2001. The number of shares reported results from the assumed conversion of 6,959 shares of Series B convertible redeemable preferred stock of Essential acquired by the reporting entities in a private transaction on October 24, 2001, of which (a) 2,107,665 shares of common stock are held of record by Schroder Ventures International Life Sciences Fund II Strategic Partners L.P. (“Strategic Partners Plan”), and (b) 42,000 shares of common stock are held of record by Schroder Ventures International Life Sciences Fund Group Co-Investment Scheme (“Co-Invest Scheme”). SVML is the investment and fund manager of Strategic Partners Plan and Co-Invest Scheme. SVML may be deemed to beneficially own 2,319,665 shares of common stock of Essential and shares voting and dispositive power with respect to such shares. SVML disclaims beneficial ownership with respect to such shares. By virtue of certain affiliate relationships, Strategic Partners Plan and Co-Invest Scheme may be deemed to beneficially own 2,319,665 shares of common stock of Essential and shares voting and dispositive power. Each of the foregoing entities disclaims beneficial ownership of any shares of common stock of Essential except in the case of Strategic Partners Plan for the 2,107,665 shares it holds of record and Co-Invest Scheme for the 42,000 shares it holds of record. Ms. Deborah Speight, Ms. Nicola Lawson and Messrs. Peter Everson and Gary Carr are directors of SVML. Each of the foregoing persons may each be deemed to beneficially own 2,319,665 shares of common stock of Essential and shares voting and dispositive power. Each of the foregoing persons disclaims beneficial ownership with respect to such shares.

(17)
Includes 600,313 shares issuable pursuant to options exercisable within 60 days of October 25, 2002 and 18,129,664 shares from the assumed conversion of Series B preferred stock (as described in Notes 13, 14, 15 and 16 above).

LEGAL PROCEEDINGS

Fresenius Medical Care notified Maret Corporation of Fresenius’s exercise of appraisal rights in a letter dated March 13, 2002. Fresenius, a former common stockholder of Maret, claims to exercise these rights under Section 262 of Delaware General Corporation Law in relation to a merger between Maret, Essential and MC Merger Corp. Fresenius filed a Petition For Appraisal of Stock in the Delaware Court of Chancery on July 3, 2002, which was received by Essential in late August 2002. Essential does not expect that the matter, if adversely determined, would result in a material adverse change in the business, proceeds, condition, affairs or operations of Essential.

A holder of common stock of Essential has advised that he believes that he may have claims arising out of or relating to the merger of The Althexis Company, Inc. into a subsidiary of Microcide Pharmaceuticals, Inc. (resulting in the company now called Essential), transactions in the securities of Essential, Althexis and/or Microcide, and the management of Essential’s operations, finances, and business after the date of the merger of Althexis and against some or all of the following persons or entities: Essential, Mark Skaletsky, David Schnell, M.D., Richard Aldrich, Kate Bingham, Charles W. Newhall III, James E. Rurka, John Walker and Paul Mellett, SV (Nominees) Limited, SITCO Nominees Ltd., Schroder Ventures International Life Sciences Fund II Strategic Partners L.P., Schroder Ventures International Life Sciences Fund LP3, Schroder Ventures International Life Sciences Fund II LP2, Schroder Ventures International Life Sciences Fund II LP1, International Biotechnology Trust, New Enterprise Associates 10, NEA Ventures 2001 Limited Partnership, Prospect Venture Partners L.P. and Prospect Venture Partners II L.P. Such stockholder has not filed suit and no proceeding is pending. Essential and others have entered into an agreement with such stockholder to toll the running of the statute of limitations on such threatened claims. Essential believes that these threatened claims do not have merit. If, however, such stockholder were to pursue his threatened claims, Essential could incur substantial expense including in the form of costs of advancement and indemnification of the costs of defense of directors and officers. Depending on the nature of any claims ultimately asserted, insurance may be available to reimburse some of these expenses. While such stockholder has not provided specification of his threatened claims, they may be claims that he would purport to assert derivatively on behalf of Essential.

OTHER MATTERS

As of the date of this proxy statement, the Essential Board knows of no matters that would be presented for consideration at the Special Meeting other than as described in this proxy statement. If any other matters shall properly come before the Special Meeting or any adjournment or postponement and be voted upon, the enclosed proxies would be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies as to any other matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Essential.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders of Essential that are intended to be presented by any stockholders at Essential’s 2003 Annual Meeting of Stockholders must be received by Essential no later than December 24, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting, and in any event, must be received by Essential no later than March 9, 2003 to be eligible for stockholder action in that meeting.

WHERE YOU CAN FIND MORE INFORMATION

Essential files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file in the Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at www.sec.gov.

The Commission allows us to incorporate by reference information into this proxy statement which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the following documents that we have previously filed with the Commission:

•	Annual Report on Form 10-K for the year ended December 31, 2001;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

•	Current Report on Form 8-K dated March 1, 2002;

•	Current Report on Form 8-K dated March 25, 2002; and

•	Current Report on Form 8-K dated June 10, 2002.

We are also incorporating by reference additional documents that we may file with the Commission between the date of this proxy statement and the date of the special meeting. If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from Essential at 1365 Main Street, Waltham, Massachusetts 02451, Telephone: (781) 647-5554. If you would like to request documents from us, please do so by November     , 2002 to receive them before the special meeting.

You should rely only on the information contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated November     , 2002. You should not assume that the information contained in this proxy statement is accurate as of any date other than November     , 2002, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

BY ORDER OF THE BOARD OF DIRECTORS

Waltham, Massachusetts
Dated: November     , 2002

Appendix A

[FORM OF] CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT, dated as of November 8, 2002 (this “Agreement”), by and between ESSENTIAL THERAPEUTICS, INC., a Delaware corporation (the “Company”), with headquarters located at 1365 Main Street, Waltham, Massachusetts, and [NAME OF CONVERTING HOLDER] (the “Converting Holder,” and ).

W I T N E S S E T H:

WHEREAS, the Converting Holder and the Company desire to cause the conversion, subject to the terms and the conditions of this Agreement, of all of the issued and outstanding shares of Series B Preferred Stock into shares of Common Stock (capitalized terms used in this Agreement having the respective meanings provided in Section 1).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    DEFINITIONS.

(a)    As used in this Agreement, the terms “Agreement,” “Converting Holder,” and “Company” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

(b)    All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c)    The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the subject Person. For purposes of the term “Affiliate,” the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

“Amended Certificate of Designations” means the Certificate of Designations, as amended by the Certificate of Amendment.

“Blackout Period” means up to 20 Trading Days in any period of 365 days commencing on the day immediately after the date the Company notifies the Registering Holders that they are required, pursuant to Section 8(c)(iv), to suspend offers and sales of Registrable Securities pursuant to the Registration Statement as a result of an event or circumstance described in Section 8(b)(v)(A), during which period, by reason of Section 8(b)(v)(B), the Company is not required to amend the Registration Statement or to supplement the Prospectus.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

“Certificate of Amendment” means the amendment to the Certificate of Incorporation, to be filed with the Secretary of State of the State of Delaware on or prior to the Closing Date, and in substantially the form attached hereto as ANNEX A.

“Certificate of Designations” means the Certificate of Designations of Series B Convertible Redeemable Preferred Stock, as amended and in effect from time to time up to (and without including) the time of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

“Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as amended and in effect from time to time up to (and without including) the time of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

“Claims” means any losses, claims, damages, liabilities or expenses, including, without limitation, reasonable fees and expenses of legal counsel (joint or several), incurred by a Person.

“Closing” means 12:00 noon, California time, on a date to be mutually agreed upon by the parties, which shall be as soon as practicable but no later than the third Business Day after the satisfaction or waiver of the last to occur of the conditions set forth in Sections 6 and 7.

“Closing Date” means the date on which the Closing actually occurs.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and published interpretations thereof.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Conversion” shall have the meaning provided in Section 2(a) hereof.

“Conversion Election” means the election to be executed and delivered by the Converting Holder and the Company at the Closing, subject to the terms and conditions of this Agreement, for purposes of effecting the Conversion in accordance with the provisions of this Agreement and Section 10(f) of the Amended Certificate of Designations, which election shall be in substantially the form of ANNEX B.

“Conversion Shares” shall have the meaning provided in Section 2(a) hereof.

“Converting Holder Shares” means the shares of Common Stock to be issued by the Company to the Converting Holder pursuant to the Conversion.

“Existing Subscription Agreements” means the several Subscription Agreements, each dated as of July 27, 2001, or August 8, 2001, by and between the Company and the several Preferred Holders pursuant to which the shares of Series B Preferred Stock were issued.

“Indemnified Party” means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder offering or selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such underwriter or stockholder within the meaning of the 1933 Act or the 1934 Act.

“Indemnified Person” means each of the Registering Holders, the directors, if any, of such Registering Holder, the officers (or persons performing similar functions), if any, of such Registering Holder, each Person, if any, who controls such Registering Holder within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of any of the Registering Holders who participates in the offering of Registrable Securities of such Registering Holder in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act.

“Inspector” means any attorney, accountant or other agent retained by any of the Registering Holders for the purposes provided in Section 8(b)(ix).

“NASD” means the National Association of Securities Dealers, Inc.

“Nasdaq” means the Nasdaq National Market.

“Nasdaq Response Letters” means the letters of Bingham McCutchen LLP, dated September 16, 2002, October 28, 2002 and November 5, 2002, delivered to the Nasdaq Stock Market on behalf of the Company pursuant to which the Company described its plan to bring the Company into compliance with the continued listing requirements of Nasdaq.

“Nasdaq Stock Market” means The Nasdaq Stock Market, Inc.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute.

“Non-Responsive Holder” means any of the Preferred Holders who does not comply with all the conditions precedent set forth in Section 8(c)(i) hereof to the Company’s obligation to include such Preferred Holder’s Registrable Securities in a Registration Statement.

“Other Conversion Agreements” means the several Conversion Agreements (other than this Agreement), dated as of the date hereof, entered by and between the Company and the several holders of Series B Preferred Stock named therein, subject to and in accordance with the provisions of Section 5(h) of this Agreement.

“Other Conversion Elections” means the election to be executed and delivered by the Other Converting Holders and the Company at the Closing, subject to the terms and conditions of the Other Conversion Agreements, for purposes of effecting the Conversion in accordance with the provisions thereof and Section 10(f) of the Amended Certificate of Designations.

“Other Converting Holders” means the several holders of Series B Preferred Stock who are parties to the Other Conversion Agreements.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association, or similar entity or any government, governmental agency or political subdivision.

“Preferred Holders” means, collectively, the holders of the issued and outstanding shares of Series B Preferred Stock, and “Preferred Holder” means any one of them.

“Preferred Shares” means the issued and outstanding shares of Series B Preferred Stock.

“Preferred Stock Certificates” shall have the meaning provided in Section 2(c) hereof.

“Prospectus” means the prospectus forming part of a Registration Statement at the time a Registration Statement is declared effective and any amendment or supplement thereto, including any documents or information incorporated therein by reference.

“Proposals” shall have the meaning provided in Section 5(i).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record” shall mean all pertinent financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries subject to inspection for the purposes provided in Section 8(b)(ix).

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

“Registering Holders” means, collectively, (i) the Converting Holder, (ii) each of the Other Converting Holders, (iii) each other Preferred Holder that complies with all the conditions precedent set forth in Section 8(c)(i) hereof to the Company’s obligations to include such other Preferred Holder’s Registrable Securities in a Registration Statement, and (iii) any and all permitted transferees or assignees of the Converting Holder, Other Converting Holders or such other Preferred Holder, which permitted transferee or assignee agrees in writing to become bound by the provisions of Sections 5(a), 5(b), 5(g), 5(k), 8, 9 and 10 hereof.

“Registrable Securities” means (i) the Conversion Shares, (ii) if the Common Stock is changed, converted or exchanged by the Company or its successor, as the case may be, into any other stock or other securities on or after the Closing Date, such other stock or other securities which are issued or issuable in respect of or in lieu of the Conversion Shares and (iii) if any other securities are issued to holders of the Common Stock (or such other shares or other securities into which or for which the Common Stock is so changed, converted or exchanged as described in the immediately preceding clause “(ii)”) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event, such other securities which are issued or issuable in respect of or in lieu of the Conversion Shares.

“Registration Period” means the period from the SEC Effective Date to the earliest of

(i) the date that is five years after the Closing Date,

(ii) such date after which each of the Registering Holders may sell all of its Registrable Securities without registration under the 1933 Act pursuant to Rule 144, free of any limitation on the volume of such securities which may be sold in any period or the manner of sale, and

(iii) the date on which the Registering Holders no longer own or have any right to acquire any Registrable Securities.

“Registration Statement” means a registration statement on Form S-3 of the Company under the 1933 Act, including any amendment thereto, which names the Registering Holders as selling stockholders (including any documents or information incorporated therein by reference, whether before or after the SEC Effective Date).

“Regulation D” means Regulation D under the 1933 Act.

“Required Holders” shall have the meaning provided in Section 5(j) hereof.

“Required Information” means, with respect to any of the Registering Holders, all information regarding such Registering Holder, the Registrable Securities held by such Registering Holder or which such Registering Holder has the right to acquire and the intended method of disposition of the Registrable Securities held by such Registering Holder or which such Registering Holder has the right to acquire as shall be required by the 1933 Act to effect the registration of the resale by such Registering Holder of such Registrable Securities.

“Required Stockholder Vote” shall have the meaning provided in Section 4(u).

“Rights Plan” means that certain Preferred Shares Rights Agreement dated as of February 2, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C.

“Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a delayed or continuous basis.

“Rule 144” means Rule 144 under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a “safe harbor” exemption from registration under the 1933 Act so as to permit a holder of securities to sell such securities to the public without registration under the 1933 Act.

“Rule 144A” means Rule 144A under the 1933 Act or any successor rule thereto.

“SEC” means the United States Securities and Exchange Commission.

“SEC Effective Date” means the date on which the Registration Statement is declared effective by the SEC.

“SEC Filing Date” means the date a Registration Statement is first filed with the SEC pursuant to Section 8.

“SEC Reports” means the (i) the 2001 10-K, (ii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 and (iii) the Company’s definitive proxy statement for its 2002 Annual Meeting of Stockholders, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

“Series B Preferred Stock” shall mean the Series B Convertible Redeemable Preferred Stock, par value $0.001, of the Company.

“Special Meeting” shall have the meaning provided in Section 5(i) hereof.

“Stated Value” means $1,000 per share of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the shares of Series B Preferred Stock at any time during the period commencing on the date hereof and ending on the Closing Date).

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company, including the Althexis Company, Inc. and Maret Corporation.

“Superior Transaction” means an unsolicited bona fide written proposal by any Person other than the Company, the Converting Holder, or the Other Converting Holders with respect to a transaction that the Board of Directors of the Company, or any special committee thereof, determines, in its good faith judgment, (i) contains terms that are more favorable and provide greater value to the Company’s stockholders than this Agreement and the transactions contemplated hereby and the Transaction Documents taken as a whole, and (ii) is reasonably capable of being completed on substantially the terms proposed (including consideration as to whether such proposal is fully financed, if applicable).

“Supermajority Holders” means those holders of shares of Series B Preferred Stock that own or hold, collectively, at least seventy five percent (75%) of the issued and outstanding shares of Series B Preferred Stock.

“Trading Day” means a day on whichever of (1) the national securities exchange, (2) the Nasdaq or (3) such other securities market, in any such case which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

“Transaction Documents” means, individually or collectively, this Agreement, the Other Conversion Agreements, the Certificate of Amendment, the Conversion Election, the Other Conversion Elections and any other agreements, instruments and documents contemplated hereby and thereby.

“Transfer Agent” means Mellon Investor Services LLC or any successor thereof, serving as transfer agent and registrar for the Common Stock and conversion agent for the Series B Preferred Stock.

“2001 10-K” means the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001.

“Violation” means

(iv)    any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

(v)    any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

(vi)    any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

(vii)    any breach or alleged breach by any Person of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

“Waiver” shall have the meaning provided in Section 5(j) hereof.

2.    AGREEMENT TO EFFECT CONVERSION.

(a)    Conversion.    Subject to the terms and conditions of this Agreement, the Converting Holder hereby agrees to (i) vote all shares of Series B Preferred Stock, Common Stock or other voting stock owned or held by it, or with respect to which the Converting Holder otherwise has voting power and authority, for the approval of all of the Proposals to be submitted by the Company to the stockholders at the Special Meeting, including, without limitation, the proposal to approve and adopt the Certificate of Amendment, which provides, in part, for the conversion of all of the issued and outstanding shares of Series B Preferred Stock into shares of Common Stock (the “Conversion Shares”) pursuant to, and in accordance with, the provisions of Section 10(f) of the Amended Certificate of Designations (the “Conversion”), and (ii) execute and deliver the Conversion Election at the Closing. As further provided in Section 10(f) of the Amended Certificate of Designations, the Conversion shall occur automatically without any act or action being required to be taken by either the Company or any holder of Series B Preferred Stock in order to effect the Conversion, other than the execution and delivery by the Converting Holder, the Other Converting Holders and the Company at the Closing of the Conversion Election and the Other Conversion Elections, subject in all cases to the terms and conditions of this Agreement. In accordance with the provisions of Section 10(f) of the Amended Certificate of Designations, at the Closing each outstanding share of Series B Preferred Stock shall convert into a number of fully paid and non-assessable shares of Common Stock as shall be equal to the quotient obtained by dividing (A) the aggregate Stated Value of such share of Series B Preferred Stock being converted plus any accrued and unpaid dividends thereon by (B) $0.75 (subject to equitable and proportionate adjustment upon any stock split, stock dividend, reverse stock split, reclassification or similar event with respect to the Common Stock that occurs at any time during the period commencing on the date hereof and ending on the Closing Date). If the Closing were being consummated on the date hereof, the aggregate number of shares of Common Stock to be issued to the Converting Holder would be [            ] shares.

(b)    Closing.    The execution and delivery of the Conversion Election by the Converting Holder and the Company shall occur at the Closing. The Closing shall occur on the Closing Date and be held at the offices of Bingham McCutchen LLP, 1900 University Avenue, East Palo Alto, California. As provided in Section 10(f) of the Amended Certificate of Designations, the Conversion will become effective immediately upon the execution and delivery by the Converting Holder, the Other Converting Holders and the Company of the Conversion Election and the Other Conversion Elections.

(c)    Stock Certificates.    As promptly as practicable after the Closing Date, the Company or the Transfer Agent will send to each Preferred Holder transmittal materials for use in exchanging its stock certificates representing shares of Series B Preferred Stock (the “Preferred Stock Certificates”) for stock certificates representing the number of shares of Common Stock issued to such Preferred Holder pursuant to the Conversion. Upon surrender by a Preferred Holder to the Transfer Agent of all Preferred Stock Certificates registered in the name of such Preferred Holder, together with a duly executed letter of transmittal and any other documents reasonably required by the Company, such Preferred Holder will be entitled to receive, in exchange therefor, a stock certificate registered in the name of such Preferred Holder and representing the number of shares of Common Stock issued to such Preferred Holder pursuant to the Conversion. The Company shall cancel any Preferred Stock Certificates delivered to the Company or the Transfer Agent, as the case may be, pursuant to this Section 2(c). If any stock certificate representing that portion of the Conversion Shares issued to a Preferred Holder is to be registered in a name other than that of such Preferred Holder, the Company shall, upon the direction of such Preferred Holder, record in the security register the name of the person in whose name such stock certificate and such portion of the Conversion Shares represented thereby are to be registered.

3.    REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE CONVERTING HOLDER.

The Converting Holder represents and warrants to, and covenants and agrees with, the Company as follows:

(a)    Acquisition For Investment.    It is acquiring the Converting Holder Shares for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act; provided, however, that notwithstanding the foregoing, such Converting Holder may sell the Converting Holder Shares pursuant to an effective Registration Statement or an exemption to the 1933 Act and any state securities laws.

(b)    Accredited Investor.    It is an “accredited investor” as that term is defined in Rule 501 of Regulation D by reason of Rule 501(a)(3) thereof.

(c)    Reoffers And Resales.    It will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Converting Holder Shares unless registered under the 1933 Act, pursuant to an exemption from registration under the 1933 Act or in a transaction not requiring registration under the 1933 Act.

(d)    Company Reliance.    It understands that (i) the Converting Holder Shares are being issued to the Converting Holder in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Converting Holder’s compliance with the representations, warranties, agreements, acknowledgments and understandings of the Converting Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Converting Holder to acquire or receive an offer to acquire the Converting Holder Shares.

(e)    Information Provided.     The Converting Holder and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and the Subsidiaries and information relating to the offer and issuance of the Converting Holder Shares deemed relevant by them. The Converting Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Converting Holder Shares and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and the Subsidiaries and have received satisfactory answers to any such inquiries (assuming the accuracy and completeness of the SEC Reports and the Company’s responses to the Converting Holder’s requests). Without limiting the generality of the foregoing, the Converting Holder has had the opportunity to obtain and to review the SEC Reports. In connection with its decision to agree to consummate the Conversion, the Converting Holder has relied solely upon the SEC Reports, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and the other Transaction Documents, as well as any investigation of the Company completed by the Converting Holder or its advisors, if any; and the Converting Holder understands that its investment in the Converting Holder Shares involves a high degree of risk.

(f)    Absence of Approvals.    It understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Converting Holder Shares.

(g)    Conversion Agreement.    It has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, duly executed and delivered on behalf of such Converting Holder and, assuming due execution and delivery by the Company, is a valid and binding agreement of such Converting Holder enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

(h)    Converting Holder Status.    It is not a “broker” or “dealer” as those terms are defined in the 1934 Act which is required to be registered with the SEC pursuant to Section 15 of the 1934 Act.

(i)    Foreign Investors.    If it is not a United States person, the Converting Holder hereby represents that it is satisfied with the full observance of the laws of the Converting Holder’s jurisdiction in connection with the Conversion. None of the transactions contemplated by this Agreement will violate the laws of the Converting Holder’s jurisdiction.

(j)    Organization.    It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(k)    Non-Contravention.    The execution and delivery of this Agreement by it and the consummation by the Converting Holder of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the charter documents of the Converting Holder or (ii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Converting Holder or any of its properties or assets which would have a material adverse effect on the Converting Holder or the validity or enforceability of, or the ability of the Converting Holder to perform its obligations hereunder.

(l)    Approvals, Filings, Etc.    No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained or made by it for (i) the execution, delivery and performance of this Agreement and (ii) the performance by the Converting Holder of its other obligations hereunder.

(m)    Trading in Company Common Stock.    It has not (and has not permitted any of its officers, directors, employees, affiliates, agents or representatives to): (i) effect, alone or with one or more Persons, a transaction or series of transactions as a means of creating actual or apparent active trading or raising or depressing the price of the Common Stock, or (ii) take any action in violation of Section 9 of the 1934 Act.

(n)    Title to Preferred Shares.    It has sole record and beneficial ownership of all of the Preferred Shares held by it to be converted pursuant to the Conversion.

4.    REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY.

The Company represents and warrants to, and covenants and agrees with, the Converting Holder that:

(a)    Organization And Authority.    (i) The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (ii) each of the Company and the Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (iii) the Company has all requisite corporate power to execute, deliver and perform its obligations under all the Transaction Documents being executed and delivered by the Company and to consummate the transactions contemplated thereby. The Company has no Subsidiaries other than The Althexis Company, Inc. and Maret Corporation. The Company has delivered to the Converting Holder accurate and complete copies of the Certificate of Incorporation, bylaws and other charter and organizational documents of the Company, including all amendments thereto. The Company is not in violation of any of the provisions of its Certificate of Incorporation or bylaws or equivalent governing instruments.

(b)    Qualifications.    Except as set forth on Schedule 4(b), the Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

(c)    Capitalization.

(i)    Prior to filing the Amended Certificate of Incorporation, the authorized capital stock of the Company consists of (A) 50,000,000 shares of Common Stock, of which 18,941,394 shares were outstanding at the close of business on November 6, 2002 and (B) 5,000,000 shares of preferred stock, par value $0.001, of which (1) 100,000 shares are designated “Series A Participating Preferred Stock” and none are issued or outstanding as of the date hereof and (2) 60,000 shares are designated as Series B Preferred Stock and are issued and outstanding as of the date hereof. The 2001 10-K discloses as of December 31, 2001 all outstanding options or warrants for the purchase of, or other rights to purchase or subscribe for, or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, Common Stock or other capital stock of the Company, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or any such options, warrants, rights or other securities. From December 31, 2001 to the date hereof, there has not been any material change in the amount or terms of any of the foregoing except for the grant of options to purchase 1,118,953 shares of Common Stock pursuant to the Company’s stock option plans in effect on the date of this Agreement, the issuance of 153,797 shares of Common Stock pursuant to the Company’s employee stock purchase plan in effect on the date of this Agreement and the agreement to issue Common Stock pursuant to this Agreement and the Transaction Documents. From the date hereof to the Closing Date, other than the issuance of Common Stock under this Agreement and the Transaction Documents, there will be no material change in the amount or terms of any of the foregoing.

(ii)    Except as set forth on Schedule 4(c), the Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (A) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding and (B) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any Subsidiary. As of the date hereof, the total number of shares of Common Stock reserved and required to be reserved from the authorized and unissued shares of Common Stock for purposes of all such options, warrants, convertible securities, other rights and stock option and similar plans is 3,643,309. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and all of such options, warrants and other rights have been duly authorized by the Company. None of the holders of such outstanding shares of capital stock is subject to personal liability solely by reason of being such a holder. Except as set forth on Schedule 4(c), no securities of the Company are entitled to preemptive or similar rights, and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except (i) as a result of the issuance of Common Stock under the Transaction Documents, and (ii) for and in connection with outstanding options under the Company’s stock option plans and employee stock purchase plan as in effect on the date of this Agreement, as of the date of this Agreement, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock. The issuance of Common Stock under the Transactions Documents will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. The offers and sales of the outstanding shares of capital stock of the Company and options, warrants and other rights to acquire Common Stock were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. Except as set forth in Schedule 4(c), no holder of any of the Company’s securities has any rights, “demand,” “piggy-back” or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

(iii)    None of the Company’s officers or directors shall be entitled to have the vesting schedule of any outstanding options accelerate as a result of the transactions contemplated by the Transaction Documents.

(d)    Concerning The Common Stock.    Subject to obtaining the required stockholder approval of the Proposal set forth in Section 5(i)(i)(1) hereof, the Conversion Shares have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will not by itself subject the holder thereof to personal liability by reason of being such holder.

(e)    Corporate Authorization.    This Agreement and the other Transaction Documents have been duly and validly authorized by the Board of Directors of the Company, this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Converting Holder, this Agreement is, and the Certificate of Amendment, when executed by the Company and filed with the Secretary of State of the State of Delaware, will be valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

(f)    Non-Contravention.    The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the certificate of incorporation or by-laws or similar instruments of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, in any such case which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, which violation or contravention would either have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or affect the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

(g)    Approvals, Filings, Etc.    No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary for (i) the execution, delivery and performance by the Company of the Transaction Documents, (ii) the issuance of the Conversion Shares as contemplated by the Transaction Documents, and (iii) the performance by the Company of its other obligations under the Transaction Documents, other than (A) listing of the Conversion Shares on Nasdaq, (B) registration of the resale of the Conversion Shares under the 1933 Act as contemplated by Section 8, (C) as may be required under applicable state securities or “blue sky” laws, (D) filing of one or more Forms D with respect to the Conversion Shares as required under Regulation D and (E) obtaining the Required Stockholder Vote.

(h)    Agreements.

(i)    Except for agreements or other documents filed or incorporated by reference as an exhibit to the SEC Reports and except as set forth on Schedule 4(h) hereto, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any Subsidiary is a party or to its knowledge by which it is bound which may involve (A) obligations (contingent or otherwise) of, or payments to, the Company or any Subsidiary in excess of $500,000 individually or $1,000,000 in the aggregate (other than obligations of, or payments to, the Company or any Subsidiary arising from purchase or sale agreements entered into in the ordinary course of business), or (B) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any Subsidiary (other than licenses arising from the purchase of “off the shelf” or other standard products), or (C) provisions restricting the development, manufacture or distribution of the Company’s or any Subsidiary’s products or services, or (D) indemnification by the Company or any Subsidiary with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale or license agreements entered into in the ordinary course of business).

(ii)    Except as set forth on Schedule 4(h) hereto, since June 30, 2002 neither the Company nor any Subsidiary has (A) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (B) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business) individually in excess of $2,000,000 or in excess of $2,750,000 in the aggregate, (C) made any loans or advances to any person, other than ordinary advances for travel expenses, or (D) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(iii)    For the purposes of subsections (i) and (ii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(i)    No Material Change.    Except as set forth in the SEC Reports, and except for the transactions expressly contemplated hereby, since June 30, 2002:

(i)    there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business;

(ii)    there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company;

(iii)    there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(iv)    there has been no damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(v)    there has been no waiver by the Company of a valuable right or of a material debt owed to it;

(vi)    there have been no direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

(vii)    there has been no material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(viii)    there has been no labor organization activity related to the Company;

(ix)    there has been no sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(x)    there has been no change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

(xi)    there has been no other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, prospects or operations of the Company; or

(xii)    there has been no arrangement or commitment by the Company to do any of the acts described in subsections (i) through (xi) above.

(j)    SEC Filings.    The Company has timely filed all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed with the SEC. All of such reports and documents complied in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. No SEC Report contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading. The Company meets the requirements for the use of Form S-3 for the registration of the resale of the Registrable Securities by the Preferred Holders. The Company has not filed any reports with the SEC under the 1934 Act since August 14, 2002.

(k)    Absence Of Certain Proceedings.    Except as disclosed in the SEC Reports and except as set forth on Schedule 4(k) hereto, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending, or to the Company’s knowledge threatened against or affecting the Company or any Subsidiary wherein an unfavorable decision, ruling or finding could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the transactions contemplated by the Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents; and to the best of the Company’s knowledge there is not pending or contemplated any, and there has been no, investigation by the SEC involving the Company or any Subsidiary or any director or officer thereof.

(l)    Liabilities.    Except as and to the extent disclosed or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports, neither the Company nor any Subsidiary has any liability, debt or obligation, whether accrued, absolute, contingent or otherwise, and whether due or to become due which, individually or in the aggregate, are material to the Company and the Subsidiaries, taken as a whole. Subsequent to June 30, 2002, neither the Company nor any Subsidiary has incurred any liabilities, debts or obligations of any nature whatsoever which are, individually or in the aggregate, material to the Company and the Subsidiaries, taken as a whole, other than those incurred in the ordinary course of its business, other than as disclosed in the SEC Reports and other than as disclosed on Schedule 4(l) hereto.

(m)    Title To Properties And Assets; Liens, Etc. The Company and each Subsidiary has good and marketable title to their respective properties and assets, including the properties and assets reflected in the most recent balance sheet included in the SEC Reports, and good title to their respective leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any Subsidiary, (iii) those that have otherwise arisen in the ordinary course of business and (iv) those liens and encumbrances that are set forth on Schedule 4(m) hereto. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company or any Subsidiary are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4(m) hereto, the Company and each Subsidiary is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

(n)    Intellectual Property.

(i)    Except as disclosed in the SEC Reports, each of the Company and each Subsidiary owns, or possesses adequate rights to use, all patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the SEC Reports or owned or used by it or which are necessary for the conduct of its business. Except for any documents filed or incorporated by reference as exhibits to the SEC Reports, there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(ii)    Except as disclosed in the SEC Reports, each of the Company and each Subsidiary has no reason to believe, and is not aware of any claim, that the conduct of its business will conflict with any patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names or copyrights of others.

(iii)    Neither the Company nor any Subsidiary is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any Subsidiary or that would conflict with the conduct of the Company’s business. Each former and current employee, officer and consultant of the Company and the Subsidiaries has executed a proprietary information and inventions agreement. No former and current employee, officer or consultant of the Company or any Subsidiary has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant’s proprietary information and inventions agreement.

(o)    Internal Accounting Controls.    The Company maintains a system of internal accounting controls meeting the requirements of Section 13(b)(2) of the 1934 Act in all material respects.

(p)    Compliance With Laws.    Neither the Company nor any Subsidiary is in violation of or has any liability under any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, including, without limitation, those relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, except in the case of violations or liabilities not relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes where such violation or liability would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole; and neither the Company nor any Subsidiary is aware of any pending investigation which could lead to such a claim. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any Subsidiary or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company or any Subsidiary, in violation of any local, state, federal and/or foreign statute, law, rule, regulation or ordinance. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (1) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (2) any petroleum products or nuclear materials.

(q)    Tax Matters.    The Company and each Subsidiary has filed all federal, state and local income and franchise tax returns required to be filed. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company and each Subsidiary on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (1) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (2) of any deficiency in assessment or proposed judgment to its or any Subsidiary’s federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its or any Subsidiary’s properties or assets as of the date of this Agreement that is not adequately provided for. The Company is not and has not ever been a “United States Real Property Holding Corporation” (a “USRPHC”) as that term is defined in section 897(c)(2) of the Code and the Treasury Regulations thereunder (the “Treasury Regulations”).

(r)    Investment Company.    Neither the Company nor the Subsidiary is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(s)    Absence Of Brokers, Finders, Etc.    No broker, finder, or similar Person is entitled to any commission, fee, or other compensation by reason of the transactions contemplated by this Agreement, and the Company shall pay, and indemnify and hold harmless the Converting Holder from, any claim made against the Converting Holder by any Person for any such commission, fee or other compensation.

(t)    Trading in Company Common Stock.    The Company has not (and has not permitted any of its officers, directors, employees, affiliates, agents or representatives to): (i) effect, alone or with one or more Persons, a transaction or series of transactions as a means of creating actual or apparent active trading or raising or depressing the price of the Common Stock, or (ii) take any action in violation of Section 9 of the 1934 Act.

(u)    Vote Required.    The following votes are required to adopt and approve the transactions contemplated hereby (collectively, the “Required Stockholder Vote”): (i) with respect to the Proposal set forth in Section 5(i)(i)(1), the affirmative vote of (A) a majority of the voting power of the outstanding capital stock of the Company entitled to vote thereon, and (B) a majority of the outstanding shares of Common Stock voting as a class; (ii) with respect to the Proposal set forth in Section 5(i)(i)(2), the affirmative vote of (A) a majority of the voting power of the outstanding capital stock of the Company entitled to vote thereon, and (B) at least seventy-five percent (75%) of the outstanding shares of Preferred Stock voting separately as a class; (iii) with respect to the Proposal set forth in Section 5(i)(i)(3), the affirmative vote of a majority of the shares of the voting power of the Preferred Stock and Common Stock present in person or represented by proxy at the Special Meeting; (iv) with respect to the Proposal set forth in Section 5(i)(i)(4), the affirmative vote of a majority of the voting power of the shares of Preferred Stock and Common Stock present in person or represented by proxy at the Special Meeting; (v) with respect to the Proposal set forth in Section 5(i)(i)(5), the affirmative vote of (A) a majority of the voting power of the outstanding capital stock of the Company entitled to vote thereon, (B) at least seventy-five percent (75%) of the outstanding shares of Preferred Stock voting separately as a class, and (C) a majority of the outstanding shares of Common Stock voting as a class; and (vi) with respect to the Proposal set forth in Section 5(i)(i)(6), the affirmative vote of (A) a majority of the voting power of the outstanding capital stock of the Company entitled to vote thereon, and (B) a majority of the outstanding shares of Common Stock voting as a class. Other than as set forth above, there are no other votes of the holders of any class or series of the Company’s capital stock necessary to adopt and approve the Amended Certificate of Incorporation, this Agreement, the other Transaction Documents and the transactions contemplated thereby, including the Conversion.

(v)    Waiver of Covenants.    The Company represents, warrants and confirms that it has waived the provisions of Section 5(k)(x) of each of the Existing Subscription Agreements with respect to (i) all discussions, negotiations, proposals and communications made by or between the Company and the Converting Holding prior to the date hereof relating to the Conversion and the transactions contemplated by this Agreement, and (ii) the consummation of the Conversion and the transactions contemplated by this Agreement.

(w)    Full Disclosure.    The Company has provided the Converting Holder with all information requested by the Converting Holder in connection with its decision to consummate the Conversion, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement (including each of the Company’s representations and warranties contained in Section 4 of this Agreement), the exhibits hereto, the Transaction Documents nor any other document delivered by the Company to the Converting Holder or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company’s knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company or any Subsidiary that have not been set forth in this Agreement, the exhibits hereto, the Transaction Documents, in other documents delivered to the Converting Holder or its attorneys or agents in connection.

5.    CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

(a)    Transfer Restrictions.    The Converting Holder acknowledges and agrees that: (i) except as provided in Section 8, the Converting Holder Shares have not been and are not being registered under the 1933 Act or any state securities laws; (ii) the Converting Holder Shares may not be transferred without such registration (or without complying with all requirements applicable to such registration) unless the Converting Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Converting Holder Shares to be transferred may be transferred without such registration or unless transferred in accordance with Rule 144A to a QIB; (iii) any sale of the Converting Holder Shares under the Registration Statement shall be made only in compliance with the terms of this Section 5(a) and Section 8 (including, without limitation, Section 8(c)(v); (iv) any sale of the Converting Holder Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if the exemption provided by Rule 144 is not available, any resale of the Converting Holder Shares under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (v) the Company is under no obligation to register the Converting Holder Shares (other than registration of the resale of the Converting Holder Shares in accordance with Section 8) under the 1933 Act or, except as provided in Sections 5(c) and 8, to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, no prior written consent of the Company, registration or opinion of counsel shall be necessary for a transfer by the Converting Holder to (i) its partners or former partners in accordance with partnership interests or to any Affiliate or (ii) any other investment fund the general partner of which is the same as the Converting Holder’s. Notwithstanding anything expressed or implied in any of the Transaction Documents to the contrary, subject to applicable securities laws, nothing shall prevent the Converting Holder from (A) “selling short against the box” for purposes of hedging its investment in the Converting Holder Shares or (B) employing all appropriate securities or instruments in connection with hedging transactions carried out with the intention of protecting the value of the existing investment in the Converting Holder Shares.

(b)    Restrictive Legends.

(i)    The Converting Holder acknowledges and agrees that the certificates for the Converting Holder Shares shall bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Converting Holder Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE ISSUANCE TO THE HOLDER OF THESE SECURITIES IS NOT COVERED BY A REGISTRATION STATEMENT UNDER THE ACT. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (A) THEIR RESALE IS REGISTERED UNDER THE ACT, (B) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR (C) SOLD, TRANSFERRED OR ASSIGNED TO A QIB PURSUANT TO RULE 144A.

(ii)    Once particular Converting Holder Shares are sold pursuant to an effective Registration Statement or eligible for resale pursuant to Rule 144(k) under the 1933 Act, thereafter (A) upon request of the Converting Holder (together with certain customary factual representations by the Converting Holder that the requirements of Rule 144(k) have been met in the case of a resale pursuant to Rule 144(k)) the Company will substitute certificates without restrictive legend for certificates for such particular Converting Holder Shares held by the Converting Holder and remove any stop-transfer restriction relating thereto promptly, but in no event later than three Trading Days after surrender of such certificates by the Converting Holder and (B) the Company shall not place any restrictive legend on certificates for Converting Holder Shares subsequently issued or impose any stop-transfer restriction thereon.

(c)    Form D.    The Company agrees to file with the SEC on a timely basis a Form D with respect to the Conversion Shares as required to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Converting Holder promptly after such filing.

(d)    Nasdaq Listing; Reporting Status.    Prior to the Closing Date, the Company shall file with the Nasdaq Stock Market an application or other document required by Nasdaq for the listing of the Conversion Shares with Nasdaq and shall provide evidence of such filing to the Converting Holder. The Company shall use best efforts to obtain the listing, subject to official notice of issuance, of the Conversion Shares on Nasdaq prior to the Closing Date. The Company shall use best efforts to maintain the listing of the Common Stock on Nasdaq or a registered national securities exchange. During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(e)    State Securities Laws.    On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the issuance of the Converting Holder Shares to the Converting Holder as contemplated by the Transaction Documents under such of the securities laws of jurisdictions in the United States as shall be applicable thereto. In connection with the foregoing obligations of the Company in this Section 5(e), the Company shall not be required (i) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(e), (ii) to subject itself to general taxation in any such jurisdiction or (iii) to file a general consent to service of process in any such jurisdiction. The Company shall furnish to the Converting Holder copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities laws on or prior to the Closing Date.

(f)    Best Efforts.    Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party’s obligations to consummate the Conversion set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

(g)    USRPHC Status.    The Company will not become a USRPHC at any time while the Converting Holder own any Converting Holder Shares (“Covered Equity Interest”). If at any time and from time to time the Converting Holder desires to sell or dispose of any Covered Equity Interest and upon demand by the Converting Holder, the Company agrees to deliver to the Converting Holder a letter (the “Letter”) which complies with sections 1.1445-2(c)(3) and 1.897-(h) (or any similar or successor provisions thereto) addressed to the Converting Holder stating that the Company is not and has not been a USRPHC at any time during the period beginning on the later of (i) the day five years prior to the date of the Letter and (ii) the date of this Agreement. The Letter shall be delivered to the Converting Holder one business day prior to the sale of the Covered Equity Interest and shall be dated as of such date and signed by a corporate officer under penalties of perjury in accordance with section 1.897-2(h) of the Treasury Regulations.

(h)    Other Conversion Agreements.    Simultaneously with the execution and delivery of this Agreement, the Company is executing and delivering Other Conversion Agreements, in substantially the form of this Agreement, with each of the holders of Series B Preferred Stock named therein and pursuant to which the Company and each such holder have agreed, among other things, that such holder shall (i) vote all shares of Series B Preferred Stock owned or held by it to approve the Proposals at the Special Meeting, and (ii) execute and deliver an Other Conversion Election at the Closing.

(i)    Special Meeting.    As soon as reasonably practicable after the date hereof, the Company shall take all action necessary to obtain the Required Stockholder Vote in connection with the transactions contemplated by the Transaction Documents, including, without limitation, promptly preparing, promptly filing with the SEC, promptly responding to any SEC comments, and promptly mailing to its stockholders a proxy statement with respect thereto, and duly calling, giving notice of, convening and holding a meeting or meetings of its stockholders (the “Special Meeting”) for such purpose. The Company, acting through its Board of Directors, shall (i) determine the transactions contemplated by the Transaction Documents are advisable and fair and in the best interests of the stockholders and recommend approval and adoption of the Transaction Documents, and the transactions contemplated thereby by the stockholders of the Company, including, without limitation: (1) a proposal to approve and adopt an amendment to the Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue; (2) a proposal to approve and adopt an amendment of the Certificate of Designations to provide for the Conversion upon execution and delivery by the Company and the Supermajority Holders of the Conversion Election and the Other Conversion Elections; (3) a proposal to approve the issuance of the Conversion Shares in order to comply with the requirements of NASD Rule 4350(i)(1)(D); (4) a proposal to approve the issuance of the Conversion Shares in order to comply with the requirements of NASD Rule 4350(i)(1)(B); (5) a proposal to approve the Conversion pursuant to, and in accordance with, the terms and conditions of the Transaction Documents; and (6) a proposal to effect a reverse stock split of the Common Stock on terms to be determined by the Board of Directors of the Company (items (1) through (6) above being collectively referred to as the “Proposals,” and individually as a “Proposal”); and (ii) use commercially reasonable efforts to obtain the Required Stockholder Vote to the Proposals to enable the Closing to occur as promptly as practicable. Such proxy statement shall set forth and describe the Proposals in such manner as the Company shall determine in its discretion, subject to applicable securities laws, including combining the Proposals into a single or several proposals, without any requirement to set forth and describe the Proposals in the same manner as set forth in this Section 5(i). Neither the Board of Directors of the Company nor any committee thereof shall withhold, withdraw, amend, modify or change, or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to the Converting Holder, the recommendation of the Board of Directors of the Company referred to in clause (i) of the preceding sentence (or publicly announce its intention to do so), except that the Company’s Board of Directors or any committee thereof shall be permitted to withhold, withdraw, amend, modify or change its recommendation (or publicly announce its intention to do so) if the Company may otherwise terminate this Agreement pursuant to Section 10(l)(ii)(3). Subject to the provisions of this Agreement, the Company shall use commercially reasonable efforts to cause the Special Meeting to be held within sixty days after the mailing of definitive proxy materials to the stockholders of the Company. The Company hereby agrees that it shall mail to each Preferred Holder, including each Preferred Holder that is not the Converting Holder or any Other Converting Holders, a copy of the proxy statement to be prepared and mailed by the Company in connection with the Special Meeting and that the Company shall solicit a proxy from each such Preferred Holder to vote in favor of the Proposals at the Special Meeting.

(j)    Waiver of Covenants.    The Company shall use commercially reasonable efforts to cause holders of 90% of the outstanding shares of Series B Preferred Stock (the “Required Holders”) to execute and deliver, at the Closing, a written instrument (the “Waiver”) pursuant to which the Required Holders, for themselves and on behalf of all other holders of Series B Preferred Stock, waive the application of the covenants set forth in Sections 5(k)(v), 5(k)(vi) and 5(k)(viii) of each of the Existing Subscription Agreements to the Conversion and the transactions contemplated under the Transaction Documents. The Converting Holder hereby agrees that, at the Closing, the Converting Holder shall execute and deliver the Waiver. Notwithstanding anything contained in this Agreement to the contrary, the Company and the Converting Holder agree that all rights, preferences and privileges of the Series B Preferred Stock remain in full force and effect, the holders of Series B Preferred Stock, including the Converting Holder, are entitled to exercise all such rights, preferences and privileges, and such rights, preferences and privileges are not waived, modified or otherwise similarly affected until such time as the Conversion Election and the Other Conversion Elections are executed and delivered pursuant to the terms of this Agreement.

(k)    Limitations On Issuance Of Securities.    For a period of twenty four (24) months following the Closing Date, the Company shall not issue, offer for sale, sell, or agree to issue or sell any securities that have designations, preferences and relative, participating, optional or other special rights senior to the Conversion Shares without prior written consent of the Converting Holder.

(l)    Rights Plan.    On or prior to the Closing, the Company will amend the Rights Plan to ensure that no trigger or distribution of the rights pursuant to the Rights Plan that would allow any holder thereof to exercise such rights will occur as a result of any of the transactions contemplated by the Transaction Documents.

(m)    Restrictions.    From the period beginning on the date hereof and ending on the Closing Date, the Converting Holder shall not sell or otherwise transfer record or beneficial ownership of any of the shares of Series B Preferred Stock owned or held by it, unless any such transferee agrees to be bound by the provisions of this Agreement.

6.    CONDITIONS TO THE COMPANY’S OBLIGATIONS TO CONSUMMATE THE CONVERSION.

The Converting Holder understands that the Company’s obligation to consummate the Conversion is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

(a)    The representations and warranties of the Converting Holder contained in this Agreement and each other agreement or instrument executed and delivered by the Converting Holder in connection with this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if made on and as of the Closing Date;

(b)    On or before the Closing Date, the Converting Holder shall have performed all covenants and agreements of the Converting Holder required to be performed by the Converting Holder on or before the Closing Date;

(c)    On the Closing Date, no legal action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(d)    The stockholders of the Company shall have approved at the Special Meeting all of the Proposals by the Required Stockholder Vote;

(e)    The Company has obtained evidence (oral or written) reasonably satisfactory to the Company that the Nasdaq Stock Market has accepted the Company’s plan described in the Nasdaq Response Letters as such plan is amended and superseded in pertinent part by the letter dated November 5, 2002 delivered to the Nasdaq Stock Market on behalf of the Company by Bingham McCutchen LLP, and on or prior to the Closing Date there shall be no proceeding pending by the Nasdaq Stock Market for delisting the Common Stock from Nasdaq, nor any threat, written or oral, by the Nasdaq Stock Market with respect to delisting the Common Stock from Nasdaq;

(f)    The Other Converting Holders shall have executed and delivered to the Company the Other Conversion Agreements, and, immediately prior to the Closing, the Converting Holder and the Other Converting Holders shall own or hold, collectively, seventy-five percent (75%) of the issued and outstanding shares of Series B Preferred Stock; and

(g)    The Required Holders shall have executed and delivered to the Company the Waiver.

7.	CONDITIONS TO THE CONVERTING HOLDER’S OBLIGATIONS TO CONSUMMATE THE CONVERSION.

The Company understands that the Converting Holder’s obligation to consummate the Conversion is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Converting Holder in its sole discretion):

(a)    The representations and warranties of the Company contained in this Agreement and each other agreement or instrument executed and delivered by the Company in connection with this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if made on the Closing Date.

(b)    On or before the Closing Date, the Company shall have performed all covenants and agreements of the Company contained herein and required to be performed by the Company on or before the Closing Date;

(c)    The Company shall have delivered to the Converting Holder a certificate, dated the Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer to the effect set forth in subparagraphs “(a)” and “(b)” above and that all other conditions set forth in this Section 7 have been satisfied;

(d)    The Company shall have delivered to the Converting Holder a certificate, dated the Closing Date, of the Secretary of the Company certifying (i) the Certificate of Incorporation (prior to filing the Certificate of Amendment) and bylaws of the Company as in effect on the Closing Date, (ii) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and (iii) such other matters as reasonably requested by the Converting Holder;

(e)    On the Closing Date, no legal action, suit or proceeding shall be pending which (i) seeks to restrain or prohibit the transactions contemplated by the Transaction Documents, or (ii) could reasonably be expected to have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and each Subsidiary taken as a whole;

(f)    The stockholders of the Company shall have approved at the Special Meeting all of the Proposals by the Required Stockholder Vote;

(g)    The Converting Holder shall have received satisfactory confirmation of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment;

(h)    The Company shall have filed a Notification Form for Listing of Additional Shares with respect to and obtained the listing of the Conversion Shares with Nasdaq (subject to official notice of issuance);

(i)    The Converting Holder shall have received on the Closing Date an opinion of Bingham McCutchen LLP, counsel for the Company, dated the Closing Date, addressed to the Converting Holder, in form, scope and substance reasonably satisfactory to the Converting Holder;

(j)    The Company shall have obtained evidence (oral or written) reasonably satisfactory to the Converting Holder that the Nasdaq Stock Market has accepted the Company’s plan described in the Nasdaq Response Letters as such plan is amended and superseded in pertinent part by the letter dated November 5, 2002 delivered to the Nasdaq Stock Market on behalf of the Company by Bingham McCutchen LLP, and on or prior to the Closing Date there shall be no proceeding pending by the Nasdaq Stock Market for delisting the Common Stock from Nasdaq, nor any threat, written or oral, by the Nasdaq Stock Market with respect to delisting the Common Stock from Nasdaq;

(k)    On the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of New York shall not have been declared by either federal or state authorities;

(l)    The Company and the Other Converting Holders shall have executed and delivered the Other Conversion Agreements, and, immediately prior to the Closing, the Converting Holder and the Other Converting Holders shall own or hold, collectively, seventy-five percent (75%) of the issued and outstanding shares of Series B Preferred Stock; and

(m)    The Required Holders shall have executed and delivered the Waiver.

8.    REGISTRATION RIGHTS.

(a)    Mandatory Registration.

(i)    The Company shall prepare promptly and, on or prior to the date which is 30 days after the Closing Date, file with the SEC the Registration Statement covering the Registrable Securities which covers the resale by each Registering Holder or any of such Registering Holder’s distributees of the Registrable Securities, and which Registration Statement shall state that, in accordance with Rule 416 under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, or stock dividends.

(ii)    Prior to the SEC Effective Date for the Registration Statement, the Company will not, without the prior written consent of the Converting Holder, file or request the acceleration of any other registration statement filed with the SEC, and during any time subsequent to the SEC Effective Date when the Registration Statement for any reason is not available for use by any of the Registering Holders for the resale of any Registrable Securities, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than (A) any registration statement on Form S-8, and (B) any registration statement or amendment which the Company is required to file or as to which the Company is required to request acceleration pursuant to any obligation in effect on the date of execution and delivery of this Agreement.

(b)    Obligations of the Company.    In connection with the registration of the Registrable Securities, the Company shall:

(i)    use its best efforts to cause the Registration Statement to become effective as promptly as possible after the filing thereof and to keep the Registration Statement effective pursuant to Rule 415 at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall notify the Registering Holders of the effectiveness of the Registration Statement on the SEC Effective Date. The Company represents and warrants and covenants to the Registering Holders that (A) the Registration Statement (including any amendments thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus (including any supplements thereto) at the time the Registration Statement is declared effective by the SEC and at all times that the Prospectus is required by this Agreement to be available for use by any of the Registering Holders and, in accordance with Section 8(c)(iv), any of the Registering Holders is entitled to sell Registrable Securities pursuant to the Prospectus (and each such supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(ii)    subject to Section 8(b)(v), prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Registering Holders of all Registrable Securities covered by the Registration Statement;

(iii)    furnish to each of the Registering Holders whose Registrable Securities are included in the Registration Statement and its legal counsel (A) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, five copies of the Registration Statement and any amendment thereto and the Prospectus and each amendment or supplement thereto, (B) one copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), each of which the Company hereby determines to be confidential information and which the Registering Holders hereby agree to keep confidential as a confidential Record in accordance with Section

8(b)(ix) and (C) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Registering Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Registering Holder;

(iv)    subject to Section 8(b)(v), use its best efforts (A) to register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Registering Holders who hold a majority in interest of the Registrable Securities reasonably request, (B) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (C) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Registering Holders in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(iv), (II) to subject itself to general taxation in any such jurisdiction or (III) to file a general consent to service of process in any such jurisdiction;

(v)    (A) as promptly as practicable after becoming aware of such event or circumstance, notify each of the Registering Holders of the occurrence of an event or circumstance of which the Company has knowledge (x) as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) which requires the Company to amend or supplement the Registration Statement due to the receipt from any of the Registering Holders of new or additional information about such Registering Holder or its intended plan of distribution of its Registrable Securities, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement and Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to each of the Registering Holders as such Registering Holder may reasonably request; (B) notwithstanding Section 8(b)(v)(A) above, if at any time the Company notifies the Registering Holders as contemplated by Section 8(b)(v)(A) the Company also notifies the Registering Holders that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period; provided, however, that no Blackout Period may exceed 20 Trading Days (whether or not consecutive) in any period of 365 consecutive days; and provided further, however, that no Blackout Period may commence sooner than 90 days after the end of an earlier Blackout Period;

(vi)    as promptly as practicable after becoming aware of such event, notify each of the Registering Holders who holds Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

(vii)    permit the Registering Holders who hold Registrable Securities being included in the Registration Statement, at such Registering Holder’s sole cost and expense (except as otherwise specifically provided in Section 10(k)) to review and have a reasonable opportunity to comment on the Registration Statement and all amendments and supplements thereto at least five (5) Business Days prior to their filing with the SEC and shall not file any such document to which any of the Registering Holders reasonably objects;

(viii)    make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company’s fiscal quarter next following the SEC Effective Date;

(ix)    make available for inspection by any of the Registering Holders and any Inspector retained by such Registering Holder, at such Registering Holder’s sole expense, all Records as shall be reasonably necessary to enable such Registering Holder to exercise its due diligence responsibility, and cause the Company’s and the Subsidiaries’ officers, directors and employees to supply all information which such Registering Holder or any Inspector may reasonably request for purposes of such due diligence; provided, however, that such Registering Holder shall hold in confidence and shall not make any disclosure of any Record or other information which the Company determines in good faith to be confidential, and of which determination such Registering Holder is so notified at the time such Registering Holder receives such information, unless (A) the disclosure of such Record is necessary to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Record is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (C) the information in such Record has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, substantially in the form of this Section 8(b)(ix), which agreement shall permit such Inspector to disclose Records to the Registering Holder who has retained such Inspector. Each of the Registering Holders agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning any of the Registering Holder provided to the Company pursuant to this Agreement unless (A) disclosure of such information is necessary to comply with federal or state securities laws, (B) disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (C) release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (D) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning any of the Registering Holders is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Registering Holder and allow such Registering Holder, at such Registering Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

(x)    use its best efforts to cause all the Registrable Securities covered by the Registration Statement as of the SEC Effective Date to be listed on Nasdaq or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

(xi)    provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

(xii)    cooperate with the Registering Holders who hold Registrable Securities being offered pursuant to the Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Registering Holders may reasonably request and registered in such names as the Registering Holders may request; and, not later than the SEC Effective Date and after the resale of the Registrable Securities pursuant to an effective Registration Statement, the Company shall deliver (A) to the Transfer Agent (with copies to the Registering Holders whose Registrable Securities are included in the Registration Statement) an instruction to remove any legends on previously issued Registrable Securities and thereafter to issue Registrable Securities without any legends and (B) shall cause legal counsel selected by the Company to deliver to the Registering Holders whose Registrable Securities are included in the Registration Statement and, if required by the Transfer Agent, to the Transfer Agent an opinion of counsel to permit such legend removal;

(xiii)    during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Registering Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act; and

(xiv)    take all other reasonable actions necessary to expedite and facilitate disposition by the Registering Holders of the Registrable Securities pursuant to the Registration Statement.

(c)    Obligations Of The Registering Holders.    In connection with the registration of the Registrable Securities, the Registering Holders shall have the following obligations:

(i)    It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Registering Holder that (I) such Registering Holder shall furnish to the Company the Required Information, (II) such Registering Holder shall execute and deliver to the Company (to the extent that such Registering Holder is not the Converting Holder or one of the Other Converting Holders) a written agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such Registering Holder agrees to become bound by all of the provisions of Sections 5(a), 5(b), 5(g), 5(k), 8, 9, and 10 hereof to the same extent as if such Registering Holder were a Converting Holder and (III) such Registering Holder shall execute and deliver such other documents in connection with such registration as the Company may reasonably request. At least ten (10) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each of the Registering Holders of the Required Information if any of such Registering Holder’s Registrable Securities are eligible for inclusion in the Registration Statement. If at least one Business Day prior to the SEC Filing Date the Company has not received the Required Information from any of the Registering Holders or if any of the Registered Holders has not executed and delivered to the Company any of the written agreements or documents that such Non-Responsive Holder is required to execute and deliver to the Company pursuant to the foregoing provisions of this Section 8(c)(i), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Holder; provided, however, that nothing herein shall relieve the Company of its obligation to register the resale of such Non-Responsive Holder’s Registrable Securities promptly after such Non-Responsive Holder provides the Required Information to the Company and executes and delivers to the Company all of the written agreements and documents that such Non-Responsive Holder is required to execute and deliver to the Company pursuant to the provisions of this Section 8(c)(i).

(ii)    Each of the Registering Holders by such Registering Holder’s acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Registering Holder has notified the Company of such Registering Holder’s election to exclude all of such Registering Holder’s Registrable Securities from the Registration Statement.

(iii)    Each of the Registering Holders agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as shall otherwise be in compliance with applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Registering Holder or its plan of distribution; each of the Registering Holders agrees (A) to notify the Company in the event that such Registering Holder enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (B) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction.

(iv)    Each of the Registering Holders acknowledges that there may occasionally be times as specified in Section 8(b)(v) or 8(b)(vi) when the Company must suspend the use of the Prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the Prospectus or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each of the Registering Holders hereby covenants that it will not sell any Registrable Securities pursuant to the Prospectus during the period commencing at the time at which the Company gives such Registering Holder notice of the suspension of the use of the Prospectus in accordance with Section 8(b)(v) or 8(b)(vi) and ending at the time the Company gives such Registering Holder notice that such Registering Holder may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Registering Holder an amended or supplemented Prospectus;

(v)    In connection with any sale of Registrable Securities which is made by any of the Registering Holders pursuant to the Registration Statement (A) if such sale is made through a broker, such Registering Holder shall instruct such broker to deliver the Prospectus (including any amendments or supplements thereto) to the purchaser (or the broker therefor) in connection with such sale, shall supply copies of the Prospectus (including any amendments or supplements thereto) to such broker, (B) if such sale is made in a transaction directly with a purchaser and not through the facilities of any securities exchange or market, such Registering Holder shall deliver, or cause to be delivered, the Prospectus to such purchaser; and (C) if such sale is made by any means other than those described in the immediately preceding clauses (A) and (B), such Registering Holder shall otherwise use its reasonable best efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale; and

(vi)    Each of the Registering Holders agrees to notify the Company promptly after the event of the completion of the sale by such Registering Holder of all Registrable Securities to be sold by such Registering Holder pursuant to the Registration Statement.

(d)    Rule 144.    With a view to making available to each of the Registering Holders the benefits of Rule 144, the Company agrees:

(i)    so long as each of the Registering Holders owns Registrable Securities, promptly upon request, furnish to such Registering Holder such information as may be necessary, and otherwise reasonably to cooperate with such Registering Holder, to permit such Registering Holder to sell its Registrable Securities pursuant to Rule 144 without registration; and

(ii)    if at any time the Company is not required to file such reports with the SEC under Sections 13 or 15(d) of the 1934 Act, to use its best efforts to, upon the request of any of the Registering Holders, make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

9.    INDEMNIFICATION AND CONTRIBUTION.

(a)    Indemnification.

(i)    To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation or any of the transactions contemplated by the Transaction Documents. Subject to the restrictions set forth in Section 9(a)(iii) with respect to the number of legal counsel, the Company shall reimburse each Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal fees or other expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, an Indemnified Person shall not be entitled to indemnification under this Section 9(a)(i) for: (A) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by such Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto if the Prospectus or such amendment or supplement thereto was timely made available by the Company pursuant to Section 8(b)(iii); and (B) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Registering Holders.

(ii)    In connection with the Registration Statement, each of the Registering Holders whose Registrable Securities are included in the Registration Statement agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(i), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Registering Holder expressly for use in connection with the Registration Statement; and such Registering Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(a)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Registering Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Registering Holder shall be liable under this Section 9(a)(ii) for only that amount of all Claims in the aggregate as does not exceed the amount by which the proceeds to such Registering Holder as a result of the sale of Registrable Securities pursuant to the Registration Statement exceeds the amount paid by such Registering Holder for such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Registering Holders.

(iii)    Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the opinion of the indemnified party (upon advice of counsel), the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided further, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all Indemnified Persons or Indemnified Parties, as the case may be, hereunder and one separate counsel in each jurisdiction in which a Claim is pending or threatened. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9(a), except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action. The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(b)    Contribution.    To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties’ relative knowledge of and access to information concerning the matter with respect to which the Claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(a), (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (iii) the contribution by any of the Registering Holders in respect of all Claims in the aggregate shall be limited to the amount by which the proceeds received by such seller from the sale of such Registrable Securities exceeds the amount paid by such Registering Holder for such Registrable Securities.

(c)    Other Rights.    The indemnification and contribution provided in this Section 9 shall be in addition to any other rights and remedies available at law or in equity.

10.    MISCELLANEOUS.

(a)    Governing Law.    This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

(b)    Headings.    The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c)    Severability.    If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(d)    Notices.    Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, by telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party’s address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Financial Officer (telephone line facsimile number (781) 647-5554), and a copy shall also be given to: Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, Attn: Julio E. Vega (telephone line facsimile transmission number (617) 951-8736), and in the case of any notice to the Converting Holder, a copy shall be given to: Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California 94025, Attn: Patrick Pohlen (telephone line facsimile transmission number (650) 463-2600).

(e)    Counterparts.    This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

(f)    Entire Agreement; Benefit.    This Agreement, including the Annexes and Schedules hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein and therein. This Agreement, including the Annexes and Schedules hereto, supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Converting Holder and their respective successors and permitted assigns.

(g)    Waiver.    Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

(h)    Amendment.    No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Converting Holder or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

(i)    Further Assurances.    Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(j)    Assignment Of Certain Rights And Obligations.    The rights of any of the Registering Holders under Sections 8, 9, and 10 of this Agreement shall not be assigned by such Registering Holder to any transferee of all or any portion of such Registering Holder’s Registrable Securities without the prior written consent of the Company. Upon any valid assignment, the Company shall be obligated to such transferee to perform all of its covenants under Sections 8, 9, and 10 of this Agreement as if such transferee were a Registering Holder. In connection with any valid transfer the Company shall, at its sole cost and expense, promptly after such assignment take such actions as shall be reasonably acceptable to the transferring Registering Holder and such transferee to assure that the Registration Statement relating to the Registrable Securities involved in such transfer and the Prospectus are available for use by such transferee for sales of the Registrable Securities in respect of which such rights and obligations have been so assigned.

(k)    Expenses.    Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement; provided, however, that the Company shall reimburse the reasonable fees of and expenses (up to $100,000) of Latham & Watkins, counsel to the Converting Holder and the other Converting Holders, in connection with the transactions contemplated under this Agreement and the other Transaction Documents, whether or not such transactions are consummated.

(l)    Termination.

(i)    The Converting Holder shall have the right to terminate this Agreement and the other Transaction Documents to which it is a party by giving notice to the Company at any time at or prior to the Closing Date if:

(1)    the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its material obligations hereunder;

(2)    the Closing shall not have occurred on a Closing Date on or before January 31, 2003, other than solely by reason of a breach of this Agreement by the Converting Holder, provided however, if the SEC reviews the Company’s preliminary proxy statement, such time shall be extended by a number of days (not to exceed forty-five (45) days) equal to the number of days beginning on the date the SEC informs the Company that the Company’s preliminary proxy statement is being reviewed and ending on the date that the Company’s definitive proxy statement is filed with the SEC; or

(3)    the Common Stock is not listed on Nasdaq.

(ii)    The Company shall have the right to terminate this Agreement and the other Transaction Documents to which it is a party by giving notice to the Converting Holder at any time prior to the Closing Date if:

(1)    the Converting Holder shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its material obligations hereunder;

(2) the Closing shall not have occurred on a Closing Date on or before January 31, 2003, other than solely by reason of a breach of this Agreement by the Company, provided however, if the SEC reviews the Company’s preliminary proxy statement, such time shall be extended by a number of days (not to exceed forty-five (45) days) equal to the number of days beginning on the date the SEC informs the Company that the Company’s preliminary proxy statement is being reviewed and ending on the date that the Company’s definitive proxy statement is filed with the SEC;

(3)    a Superior Transaction shall have been proposed and (i) such proposal is pending at the time of termination, (ii) the Company shall have notified the Converting Holder of such Superior Transaction at least five (5) days in advance of the termination pursuant to this Section 10(l)(ii)(3), (iii)

the Board of Directors of Company, after receiving advice from legal counsel, has determined in good faith that a failure to terminate this Agreement and enter into an agreement to effect the Superior Transaction would constitute a breach of its fiduciary duties, and (iv) the Converting Holder does not make, within five (5) business days after receipt of the Company’s written notification of its intention to enter into a binding agreement for a Superior Transaction, an offer to enter into an amendment to this Agreement containing terms such that the Board of Directors, after receiving advice from its financial advisors, determines in good faith that this Agreement as so amended is at least as favorable, from a financial point of view, to the shareholders of the Company (other than the Converting Holder and the Other Converting Holders) as the Superior Transaction. Any such termination pursuant to this Section 10(l)(ii)(3) shall be effective on the sixth (6th) business day after receipt of the Company’s written notification to enter into a Superior Transaction and the Converting Holder or any of the Other Converting Holders has not on or prior thereto made an offer to enter into an amendment to this Agreement; or

(4)    the Common Stock is not listed on Nasdaq.

(iii)    This Agreement may be terminated at any time upon written mutual agreement of the Company and the Converting Holder and shall be effective on the date specified in such writing.

Except as provided in Sections 10(l)(ii)(3) and 10(l)(iii), any such termination shall be effective upon the giving of notice thereof by the terminating party. Upon such termination, the terminating party shall have no further obligation to the other party hereunder and the other party shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

(m)    Survival.    The respective representations, warranties, covenants and agreements of the Company and the Converting Holder contained in this Agreement and the other Transaction Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the closing hereunder and the delivery of the Conversion Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of the Converting Holder or any Person controlling or acting on behalf of the Converting Holder or by the Company or any Person controlling or acting on behalf of the Company.

(n)    Public Statements, Press Releases, Etc.    The Company and the Converting Holder shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Converting Holder, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, including the 1933 Act and the rules and regulations promulgated thereunder (although the Converting Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(o)    Construction.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first set forth above.

ESSENTIAL THERAPEUTICS, INC.

By:

Name:

Title:

[NAME OF CONVERTING HOLDER]

By:

Name:

Title:

Address:

Facsimile No.:

Appendix B

CERTIFICATE OF AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION
OF
ESSENTIAL THERAPEUTICS, INC.,
a Delaware Corporation

Pursuant to § 242 of the General Corporation Law
of the State of Delaware

Essential Therapeutics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

A.    The name of the Corporation is Essential Therapeutics, Inc. and, the Corporation was originally incorporated under the Microcide Pharmaceuticals, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of Delaware on February 29, 1996.

B.    The following amendments to the Restated Certificate of Incorporation of the Corporation (as heretofore amended, the “Restated Certificate”) have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

1.    That (i) the second sentence of Article IV of the Restated Certificate be and hereby is amended by deleting the number “55,000,000” and replacing it with the number “255,000,000”, and (ii) the third sentence of Article IV of the Restated Certificate be and hereby is amended by deleting the number “50,000,000” and replacing it with the number “250,000,000”.

2.    That the Restated Certificate be and hereby is amended by amending the Certificate of Designations of the Series B Convertible Redeemable Preferred Stock of the Corporation to add a new subsection (f) to Section 10 of such Certificate of Designations, which new subsection (f) shall read in its entirety as follows:

“(f)    Conversion.    Notwithstanding anything to the contrary contained in this Section 10:

(1)    Conversion Election.

(i)
Upon the execution and delivery by the Corporation and the Majority Holders of a written election (the “Conversion Election”) to cause a conversion of all outstanding shares of Series B Preferred Stock pursuant to, and in accordance with, the provisions of this Section 10(f), each outstanding share of Series B Preferred Stock shall convert on the Section 10(f) Conversion Date (as defined in Section 10(f)(1)(ii) below) into a number of fully paid and non-assessable shares of Common Stock as shall be equal to the quotient obtained by dividing (1) the aggregate Stated Value of such share of Series B Preferred Stock being converted plus any accrued and unpaid dividends thereon by (2) $0.75 (subject to equitable and proportionate adjustment upon any stock split, stock dividend, reverse stock split, reclassification or similar event with respect to the Common Stock that occurs at any time prior to the conversion of such share of Series B Preferred Stock pursuant to this Section 10(f)). If more than one share of Series B Preferred Stock is converted for any particular Holder by operation of this Section 10(f), the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so converted. The Corporation shall not issue any fractional shares of Common Stock upon conversion of Series B Preferred Stock pursuant to this Section 10(f) but shall, in lieu thereof, make a cash payment equal to the product of the applicable fraction of a share multiplied by $0.75 (subject to equitable and proportionate adjustment upon any stock split, stock dividend, reverse stock split, reclassification or similar event with respect to the Common Stock that occurs at any time prior to the conversion of Series B Preferred Stock pursuant to this Section 10(f)).

(ii)
A conversion of all outstanding shares of Series B Preferred Stock pursuant to this Section 10(f) shall occur and become effective at such time and on such date as shall be specified in the Conversion Election. The time and the date on which such conversion occurs and becomes effective shall be hereinafter referred to as the “Section 10(f) Conversion Date”.

(2)    Effect of Conversion.    Holders of shares of Series B Preferred Stock immediately prior to a conversion pursuant to this Section 10(f) shall, from and after the Section 10(f) Conversion Date, cease to own, be holders of or have any rights to or arising out of any shares of Series B Preferred Stock and, in lieu thereof, shall automatically and without any further action become owners or holders of and have rights to and arising out of the number of shares of Common Stock into which such shares of Series B Preferred Stock converted pursuant to Section 10(f)(1)(i). Until such time as each holder of shares of Series B Preferred Stock receives the stock certificate or stock certificates representing shares of Common Stock pursuant to Section 10(f)(4) below, all stock certificates that, immediately prior to the Section 10(f) Conversion Date, represented shares of Series B Preferred Stock held by such holder of Preferred Stock, shall, from and after the Section 10(f) Conversion Date, cease to represent shares of Series B Preferred Stock and shall be deemed to represent the number of shares of Common Stock into which the shares of Series B Preferred Stock previously represented by such stock certificate or certificates were converted on the Section 10(f) Conversion Date pursuant to Section 10(f)(1)(i).

(3)    Notice of Conversion.    Within ten (10) days after the Section 10(f) Conversion Date, the Corporation shall give written notice to all holders of record of shares of Series B Preferred Stock on the business day immediately prior to the Section 10(f) Conversion Date that a conversion pursuant to this Section 10(f) has occurred and become effective. Such written notice shall be sent pursuant to the terms of Section 14(a) hereof and such notice shall set forth the number of shares of Common Stock issued to such record holder on account of the conversion of such record holder’s shares of Series B Preferred Stock in accordance with the provisions of Section 10(f)(1)(i).

(4)    Exchange of Stock Certificates.    The Corporation shall cause its transfer agent to deliver as promptly as practicable but in no event later than three (3) Trading Days after delivery of written notice from the Corporation pursuant to Section 10(f)(3) above a stock certificate or stock certificates representing the number of shares of Common Stock into which all of such holder’s shares of Series B Preferred Stock converted pursuant to Section 10(f)(1)(i), and thereafter each holder of a stock certificate or stock certificates that, prior to the Section 10(f) Conversion Date, represented shares of Series B Preferred Stock shall surrender such stock certificate or certificates to the Corporation’s transfer agent at the place designated in such written notice. If so required by the Corporation or such transfer agent, stock certificates surrendered pursuant to this Section 10(f)(4) shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation or such transfer agent, duly executed by the registered holder or by his or its attorney duly authorized in writing. The Corporation shall pay all expenses related to such issuances (including any stamp taxes or issue taxes); provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of shares of Series B Preferred Stock in a name other than that of such Holder, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The converting Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of shares of Series B Preferred Stock.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by its duly authorized officer this              day of             , 200    .

ESSENTIAL THERAPEUTICS, INC.

By:
Name: Mark Skaletsky Title: President

Appendix C

CERTIFICATE OF AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION
OF
ESSENTIAL THERAPEUTICS, INC.,
a Delaware Corporation

Pursuant to § 242 of the General Corporation Law
of the State of Delaware

Essential Therapeutics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

A. The name of the Corporation is Essential Therapeutics, Inc. and, the Corporation was originally incorporated under the Microcide Pharmaceuticals, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of Delaware on February 29, 1996.

B. The following amendment to the Restated Certificate of Incorporation, as amended (the “Restated Certificate”) of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

1. That Article IV of the Restated Certificate be and hereby is amended by deleting the first paragraph in its entirety and replacing it with the following:

“The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issued is [21, 666,667, 30,000,000, 55,000,000, 130,000,000] shares. The number of shares of Common Stock authorized is “[16,666,667, 25,000,000, 50,000,000, 125,000,000]. The number of shares of Preferred Stock authorized is 5,000,000. Effective at 5:01 p.m., Eastern Standard Time, on the date of filing of this amendment to the Restated Certificate of Incorporation, as amended (the “Split Effective Time”), each share of common stock, par value $0.001 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Split Effective Time (the “Old Common Stock”) shall automatically without any action on part of the holder thereof, be reclassified and changed into [one-fifteenth, one-twelfth, one-tenth, one-fifth, one-half] of a share of common stock, par value $0.001 per share, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Time (the “New Common Stock”), and any fractional interests resulting from reclassification will be rounded up to the nearest whole share. Each holder of a certificate or certificates which immediately prior to the Split Effective Time represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Split Effective Time, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by its duly authorized officer this          day of             , 200    .

ESSENTIAL THERAPEUTICS, INC.

By:
Name: Mark Skaletsky Title: President

C-1

This Proxy is solicited on behalf of the Board of Directors.

ESSENTIAL THERAPEUTICS, INC.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER     , 2002

The undersigned stockholder of ESSENTIAL THERAPEUTICS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated November     , 2002, and hereby appoints Mark Skaletsky and Elizabeth Grammer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of ESSENTIAL THERAPEUTICS, INC. to be held on December     , 2002, at 9:30 a.m. local time, at Essential’s offices located at the Doubletree Guest Suites on 550 Winter Street in Waltham, Massachusetts 02451, and at any adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.	APPROVAL OF (A) AN AMENDMENT TO SERIES B PREFERRED STOCK TERMS, (B) THE PREFERRED CONVERSION, AND (C) THE ISSUANCE OF 80,000,000 SHARES OF COMMON STOCK:

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	APPROVAL OF AN AMENDMENT TO INCREASE THE AUTHORIZED COMMON STOCK TO 250,000,000:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	APPROVAL OF AN AMENDMENT TO EFFECT A REVERSE STOCK SPLIT:

☐ FOR	☐ AGAINST	☐ ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE AMENDMENT TO THE SERIES B PREFERRED STOCK TERMS, THE PREFERRED CONVERSION AND THE ISSUANCE OF THE 80,000,000 SHARES OF COMMON STOCK, THE AMENDMENT TO INCREASE THE AUTHORIZED COMMON STOCK AND THE AMENDMENT TO EFFECT THE REVERSE STOCK SPLIT, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Dated: , 2002	Signature

Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)